UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Granite Point Mortgage Trust Inc.
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Granite Point Mortgage Trust Inc.
3 Bryant Park, Suite 2400A
New York, New York 10036

Dear Fellow Stockholders:
On behalf of the Board of Directors of Granite Point Mortgage Trust Inc., it is my pleasure to invite you to our 2021 Annual Meeting of Stockholders, which will be conducted virtually via live webcast, on Tuesday, June 1, 2021, at 10:00 a.m. Eastern Time. We believe that hosting a virtual annual meeting will make our annual meeting more accessible for all of our stockholders, particularly in light of the COVID-19 pandemic.
The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the business to be conducted at the Annual Meeting and details regarding access to the Annual Meeting webcast. It is important that your shares of common stock be represented at our Annual Meeting, regardless of the number of shares you hold and whether or not you plan to attend the virtual meeting. Accordingly, we encourage you to authorize your vote as soon as possible by following the instructions contained in the Notice of Internet Availability of Proxy Materials that you receive for our Annual Meeting, or, if you have elected to receive a paper or e-mail copy of the proxy materials, by completing, signing and returning the proxy card that is provided.
We hope you are able to attend our virtual 2021 Annual Meeting. We appreciate your continued support and the confidence demonstrated by your investment in Granite Point.
Sincerely,
John A. Taylor
President, Chief Executive Officer and Director

April 16, 2021

Granite Point Mortgage Trust Inc.
3 Bryant Park, Suite 2400A
New York, New York 10036
NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

Date:	Tuesday, June 1, 2021

Time:	10:00 a.m. Eastern Time

Website:	www.virtualshareholdermeeting.com/GPMT2021

Agenda:
(1)To elect as directors the six nominees named in the accompanying proxy statement, each to serve until our next annual meeting of stockholders and until his or her successor is elected and qualified;
(2)To hold an advisory vote relating to the compensation of our named executive officers;
(3)To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021; and
(4)To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Record Date:	You may vote at the Annual Meeting if you were a holder of record of our common stock as of the close of business on April 1, 2021.

Proxy Materials:
On or about April 16, 2021, we will begin mailing a Notice of Internet Availability of Proxy Materials, which contains information regarding how to access our proxy materials and vote, to stockholders unless they have directed us to provide the materials in a different manner. Certain stockholders will continue to receive a printed set of proxy materials, including our Proxy Statement, Annual Report on Form 10-K and proxy card or voting instructions. Our Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

Admission:
To participate in the Annual Meeting, visit www.virtualshareholdermeeting.com/GPMT2021. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.

Questions:	You may submit a question prior to the Annual Meeting online at www.proxyvote.com or during the Annual Meeting at www.virtualshareholdermeeting.com/GPMT2021.
BY ORDER OF THE BOARD OF DIRECTORS,
Michael J. Karber
Vice President, General Counsel and Secretary
April 16, 2021
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE 2021 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 1, 2021:
Our Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2020 are available at www.proxyvote.com

Granite Point Mortgage Trust Inc.
3 Bryant Park, Suite 2400A
New York, New York 10036

PROXY STATEMENT FOR 2021 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 1, 2021

This proxy statement is being furnished by and on behalf of the board of directors, or our Board, of Granite Point Mortgage Trust Inc., a Maryland corporation, or the Company, we, us or our, in connection with the solicitation of proxies to be voted at the 2021 annual meeting of stockholders, or the Annual Meeting.
GENERAL INFORMATION ABOUT THE 2021 ANNUAL MEETING AND VOTING
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 1, 2021.
This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 are available at www.proxyvote.com.
Pursuant to rules adopted by the U.S. Securities and Exchange Commission, or the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials, or the Notice of Availability, to the holders of our common stock as of the close of business on April 1, 2021, unless they have directed us to provide the materials in a different manner. All common stockholders will be able to access our proxy materials on the website referred to in the Notice of Availability (www.proxyvote.com) or request to receive a printed set of our proxy materials. Instructions on how to access our proxy materials over the Internet or request a printed copy of our proxy materials may be found in the Notice of Availability.
On or about April 16, 2021, we are mailing the Notice of Availability to certain of our stockholders and a printed set of proxy materials to other stockholders who have indicated they prefer receiving such materials in paper form.
What is the purpose of the Annual Meeting?
The purpose of the Annual Meeting is to vote on the following matters:
(1)To elect as directors the six nominees named in this proxy statement, each to serve until our next annual meeting of stockholders and until his or her successor is elected and qualified;
(2)To hold an advisory vote relating to the compensation of our named executive officers;
(3)To ratify the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2021; and
(4)To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.
Are there any matters to be voted on at the Annual Meeting that are not included in this proxy statement?
We currently are not aware of any business to be acted upon at the Annual Meeting other than as described in this proxy statement. If, however, other matters are properly brought before the Annual Meeting, or any adjournment or postponement of the Annual Meeting, your proxy includes discretionary authority on the part of the individuals appointed to vote your shares of common stock or act on those matters according to their best judgment.
Why is the Company holding a virtual annual meeting?
We have elected to conduct our Annual Meeting in a virtual format in order to better facilitate stockholder participation by enabling stockholders to participate fully, and equally, from any location at no cost, particularly in light of the

COVID-19 pandemic. We believe this approach increases our ability to engage with all stockholders, regardless of size, resources or physical location, and also provides cost savings for the Company. We have designed this virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the online format allows stockholders to communicate with us in advance of, and during, the meeting so they can ask any appropriate questions to management and our Board.
Who is entitled to vote at the Annual Meeting?
Our Board has set April 1, 2021 as the record date for the Annual Meeting. This means that the holders of our common stock as of the close of business on that date are entitled to receive notice of, and to vote at, the Annual Meeting and any postponements or adjournments thereof. On the record date, there were 55,107,657 shares of our common stock outstanding and entitled to vote at the Annual Meeting.
A list of the holders of our common stock as of the record date will be available at our principal executive office, during normal business hours for the ten days preceding the Annual Meeting, for examination by any registered common stockholder as of the record date for any purpose pertaining to the Annual Meeting. Our principal executive office is located at 3 Bryant Park, Suite 2400A, New York, New York 10036.
What are my voting rights?
You are entitled to one vote for each share of our common stock held by you on the record date on all matters presented at the Annual Meeting or any adjournment or postponement thereof. There is no cumulative voting.
How many shares must be present to hold the Annual Meeting?
The presence, in person or represented by proxy, of the holders of shares of our common stock entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Your shares will be counted toward the quorum if you submit a proxy or vote at the Annual Meeting. Shares represented by proxies marked “abstain” and “broker non-votes” also are counted in determining whether a quorum is present.
What is a proxy?
A proxy is your designation of another person to vote shares of our common stock that you own. The person you designate is called a proxy holder. If you designate someone as your proxy holder in a written document, that document also is called a proxy or a proxy card. When you designate a proxy holder, you also may direct the proxy holder how to vote your shares. We refer to this as your “proxy vote.” Two executive officers have been designated as proxy holders for our Annual Meeting. These executive officers are John (“Jack”) A. Taylor, our President and Chief Executive Officer, and Michael J. Karber, our Vice President, General Counsel and Secretary.
What is a proxy statement?
A proxy statement is a document that SEC regulations require us to make available to you by Internet or, if you request, by mail when we ask you to designate proxy holders to vote your shares of our common stock at a meeting of our stockholders. This proxy statement includes information regarding the matters to be acted upon at the Annual Meeting and certain other information required by regulations of the SEC and rules of the New York Stock Exchange, or the NYSE.
Why did I receive a notice instead of a full set of proxy materials?
As permitted by SEC rules, we have elected to provide access to our proxy materials over the Internet, which reduces the environmental impact and costs of our Annual Meeting. Accordingly, we mailed a Notice of Availability to beneficial owners and the holders of record of our common stock who have not previously requested a printed set of proxy materials. The Notice of Availability contains instructions on how to access our proxy materials and vote online, as well as instructions on how to request a printed set of proxy materials.

Why did I receive more than one notice or printed set of proxy materials?
If you receive more than one Notice of Availability or printed set of proxy materials, it likely means that you hold shares of our common stock in more than one account. To ensure that all of your shares are voted, you should vote once for each control number you receive, as described below under “How can I vote prior to the Annual Meeting?”
How can I obtain a paper copy or an electronic copy of the proxy materials?
To obtain a paper copy or an electronic copy of the proxy materials, you will need your control number, which was provided to you in the Notice of Availability or the proxy card included with your printed set of proxy materials. Once you have your control number, you may request a paper copy or an electronic copy of our proxy materials using any of the following methods: (i) visit www.proxyvote.com and enter your control number when prompted; (ii) call 1-800-579-1639 and enter your control number when prompted; or (iii) send an email requesting electronic delivery of the materials to sendmaterial@proxyvote.com.
What is the difference between a stockholder of record and a beneficial owner?
If your shares of common stock are registered directly in your name with our transfer agent, Equiniti Trust Company, you are considered the stockholder of record with respect to those shares.
If your shares of common stock are held in a brokerage account, or by a bank, trustee or other nominee, you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, bank, trustee or other nominee on how to vote the shares that you beneficially own and you are also invited to attend our Annual Meeting. However, beneficial owners generally cannot vote their shares directly because they are not the stockholder of record; instead, beneficial owners must instruct the broker, bank, trustee or other nominee how to vote their shares using the method described below under “How can I vote prior to the Annual Meeting?”
Where can I find the voting results of the Annual Meeting?
We plan to publish the final voting results in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.
How can I vote prior to the Annual Meeting?
Stockholders of Record. If you are a holder of record of our common stock, you may vote your shares or submit a proxy to be voted at the Annual Meeting by one of the following methods:
Vote by Internet: You may authorize your proxy online via the Internet by accessing the website www.proxyvote.com and following the instructions provided on the Notice of Availability or proxy card.
Vote by Telephone: You may authorize your proxy by touch-tone telephone by calling the number and following the instructions provided on the Notice of Availability or proxy card.
Vote by Mail: If you request paper copies of the proxy materials to be sent to you by mail, you may authorize your proxy by completing, signing and dating your proxy card and returning it in the reply envelope included with the paper proxy materials.
Beneficial Owners. If your shares of common stock are held in a brokerage account or by a bank, trustee or other nominee, you are considered the beneficial owner of shares held in “street name.” If you hold your shares in street name, you must vote your shares in the manner prescribed by your broker, bank, trustee or other nominee, which is similar to the voting procedures for stockholders of record. Other than ratifying the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2021, your broker, bank, trustee or other nominee is not permitted to vote your shares of stock on any proposal unless you provide them with specific instructions on how to vote your shares of common stock. You should instruct your broker, bank, trustee or other nominee how to vote your shares of common stock by following the directions provided by such party. However, if you request the proxy materials by mail after receiving a Notice of Availability from your broker, bank, trustee or other nominee, you will receive a voting instruction form (not a proxy card) to use in directing such party how to vote your shares.

Can I vote my shares during the Annual Meeting?
You may vote your shares during the Annual Meeting until such time as the Chair declares the polls closed by visiting www.virtualshareholdermeeting.com/GPMT2021 and following the instructions. You will need the 16-digit control number included in your proxy card, voting instructions form or Notice of Availability.
How does our Board recommend that I vote my shares and what vote is required for approval of each proposal at the Annual Meeting?

	Proposal	Board Recommendation	Available Voting Options	Voting Approval Standard	Effect of an Abstention	Effect of a Broker Non-Vote
1	Election of six directors	FOR each of the six nominees	FOR; AGAINST or ABSTAIN, with respect to each nominee	A nominee who receives a majority of all votes cast “for” such nominee is elected as a director	No Effect	No Effect
2	Advisory vote relating to executive compensation	FOR	FOR; AGAINST or ABSTAIN	Majority of all votes cast “for” the proposal	No Effect	No Effect
3	Ratification of Ernst & Young as our independent registered public accounting firm	FOR	FOR; AGAINST or ABSTAIN	Majority of all votes cast “for” the proposal	No Effect	Not Applicable
If I submit my proxy, how will my shares of common stock be voted?

How Do You Hold Your Shares?	How Your Shares will be Voted if You Specify How to Vote:	How Your Shares will be Voted if You Do Not Specify How to Vote:
Stockholder of Record (your shares are registered in your name)	The named proxies will vote your shares as you direct on the proxy card.
The named proxies will vote as recommended by our Board. In the case of Proposal 1, that means your shares will be voted FOR each director nominee. In the case of Proposals 2 and 3, that means your shares will be voted FOR each proposal.

Beneficial Owner (your shares are held in “street name”)	Your broker, bank, trustee or other nominee will vote your shares as you direct them to.
Your broker, bank, trustee or other nominee may use its discretion to vote only on items deemed by the NYSE to be “routine,” such as Proposal 3 - Ratification of Ernst & Young as our independent registered public accounting firm. For non-routine items, such as Proposals 1 and 2, your shares will be considered “uninstructed” and result in a broker non-vote.

How are abstentions and broker non-votes treated?
Under NYSE rules, brokers, banks, trustees or other nominees who hold shares for a beneficial owner have the discretion to vote on a limited number of “routine” proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the annual meeting. A “broker non-vote” occurs when a broker, bank, trustee or other nominee does not receive such voting instructions and does not have the discretion to vote the shares. Pursuant to Maryland law, abstentions and broker non-votes are not included in the determination of the shares of common stock voting on such matters, but are counted for quorum purposes.

The only “routine” matter to be voted on at our Annual Meeting is Proposal 3 - Ratification of Ernst & Young as our independent registered public accounting firm. Therefore, if you do not provide voting instructions to your broker, bank, trustee or other nominee, they may vote your shares only on Proposal 3.
Your vote is important. We urge you to vote, or to instruct your broker, bank, trustee or other nominee how to vote, your shares on all matters before the Annual Meeting.  For more information regarding the effect of abstentions and broker non-votes on the outcome of a vote, please see “How does our Board recommend that I vote my shares and what vote is required for approval of each proposal at the Annual Meeting?” and “If I submit my proxy, how will my shares of common stock be voted?”
Can I change my vote after submitting my proxy?
You may change your vote at any time before the proxy is exercised. For holders of record of our common stock, if you voted by mail, you may revoke your proxy at any time before it is voted at the Annual Meeting by executing and delivering a timely and valid later-dated proxy, by voting via the Internet during the virtual Annual Meeting or by giving written notice of such revocation to the Secretary. If you voted by Internet or telephone, you may also change your vote with a timely and valid later-dated Internet or telephone vote, as the case may be, or by voting via the Internet during the Annual Meeting. Attendance at the virtual Annual Meeting will not have the effect of revoking a proxy unless (i) you give proper written notice of revocation to the Secretary before the proxy is exercised or (ii) you vote online during the Annual Meeting.
Notices of revocation of proxies should be sent to Granite Point Mortgage Trust Inc., Attention: Michael J. Karber, Vice President, General Counsel and Secretary, 3 Bryant Park, Suite 2400A, New York, New York 10036.
Who will count the votes?
Broadridge Financial Solutions, Inc., our independent proxy tabulator, will count the votes.
How can I attend the Annual Meeting?
The Annual Meeting will be conducted virtually via the Internet on Tuesday, June 1, 2021. You can attend the meeting by logging in to www.virtualshareholdermeeting.com/GPMT2021 and following the instructions provided on your Notice of Availability. We recommend that you log in at least ten minutes before the Annual Meeting to ensure you are logged in when the meeting starts. Only stockholders who own shares of our common stock as of the record date, April 1, 2021, may submit questions and vote at the Annual Meeting. You may still virtually attend the Annual Meeting if you vote by proxy in advance of the Annual Meeting.
If you wish to attend the virtual Annual Meeting at a location provided by us, our legal counsel, Skadden, Arps, Slate, Meagher & Flom LLP, will air the webcast at its offices located at One Manhattan West, New York, New York 10001. Please note that no members of management or our Board will be in attendance at this location and you will not have the ability to vote your shares during the Annual Meeting from this location. If you wish to attend the Annual Meeting via webcast at Skadden, Arps, Slate, Meagher & Flom LLP’s offices, you must complete and return the Reservation Request Form found at the end of this proxy statement.
How can I submit questions for the Annual Meeting?
You may submit questions prior to the meeting at www.proxyvote.com or during the meeting by logging in to www.virtualshareholdermeeting.com/GPMT2021. Questions pertinent to matters to be acted upon at the Annual Meeting, as well as appropriate questions regarding the business and operations of the Company, will be answered during the Annual Meeting, subject to time constraints. In the interests of time and efficiency, we reserve the right to group questions of a similar nature together to facilitate the question and answer portion of the meeting. We may not be able to answer all questions submitted in the allotted time.

What is householding?
We may send a single Notice of Availability, as well as other stockholder communications, to any household at which two or more stockholders reside unless we receive other instructions from you. This practice, known as “householding,” is designed to reduce duplicate mailings and printing and postage costs, and conserve natural resources. If your Notice of Availability is being householded and you wish to receive multiple copies of the Notice of Availability, or if you are receiving multiple copies and would like to receive a single copy, you may contact:
Broadridge Financial Solutions, Inc.
Householding Department
51 Mercedes Way
Edgewood, New York 11717
1-866-540-7095
If you participate in householding and would like to receive a separate copy of our Annual Report on Form 10-K, Notice of Availability or proxy statement, please contact Broadridge in the manner described above. Broadridge will deliver the requested documents to you promptly upon receipt of your request.
Who pays for the cost of proxy preparation and solicitation?
We will pay the cost of soliciting proxies and may make arrangements with brokerage houses, custodians, nominees and other fiduciaries to send proxy materials to beneficial owners of our common stock. We will reimburse these third parties for reasonable out-of-pocket expenses. In addition to solicitation by mail, our directors and officers may solicit proxies by telephone, electronic transmission and personally. Our directors and officers will not receive any special compensation for such services. We have retained Morrow Sodali LLC, 470 West Avenue, Stamford, Connecticut 06902, for an estimated fee of $6,500, plus out of pocket expenses, to assist us in soliciting proxies.
Who can help answer my questions?
If you have any questions or need assistance voting your shares or if you need additional copies of this proxy statement or the enclosed proxy card, please contact our Investor Relations department at our principal executive office:
Granite Point Mortgage Trust Inc.
Attention: Investor Relations
3 Bryant Park, Suite 2400A
New York, New York 10036
Phone 212-364-5500
Email: investors@gpmtreit.com

PROPOSAL 1: ELECTION OF DIRECTORS
Director Nominee Snapshot
•Highly qualified director nominees reflecting a broad and diverse mix of business backgrounds, skills and experience
•Average tenure of 3.2 years
•Average age of 61.7 years
•66.7% of director nominees qualify as independent
•50% of director nominees self-identify as women and/or ethnically and/or racially diverse:
◦2 out of 6 director nominees self-identify as women
◦2 out of 6 director nominees self-identify as ethnically and/or racially diverse
Board Composition
Pursuant to our Amended and Restated Bylaws, or Bylaws, our directors are elected by stockholders each year at our annual meeting to serve terms expiring at the next annual meeting and until his or her successor is duly elected and qualified. Our Bylaws provide that our Board may be comprised of no less than the number of directors required by the Maryland General Corporation Law and no more than 15, with the precise number to be set by our Board. On October 26, 2020, our Board increased its size from six to seven and appointed Devin Chen to fill the vacancy. Mr. Chen was appointed to our Board pursuant to an Investor Rights Agreement, dated September 25, 2020, with the Initial Lenders (as defined below), or the Investor Rights Agreement. For more information regarding the Investor Rights Agreement, please see “Certain Relationships and Related Party Transactions - Transactions with Related Persons - Investor Rights Agreement” below. In addition, on March 17, 2021, Martin A. Kamarck, one of our current directors, notified the Board that he would not stand for reelection at the Annual Meeting. As a result, Mr. Kamarck's current term will expire at the Annual Meeting and there will be a vacancy on our Board after the Annual Meeting.
Director Nominations
Action will be taken at the Annual Meeting for the election of six directors, each to hold office until our annual meeting of stockholders to be held in 2022 and until his or her successor is duly elected and qualified. Proxies cannot be voted for a greater number of persons than the number of nominees named.
Director Nominees
Following are the names, ages as of April 1, 2021, and existing positions with us of the six director nominees standing for election to our Board at the Annual Meeting:

Name	Age	Office or Position Held
Stephen G. Kasnet	75	Chair of the Board and Independent Director
John (“Jack”) A. Taylor	65	President, Chief Executive Officer and Director
Devin Chen	46	Director
Tanuja M. Dehne	49	Independent Director
W. Reid Sanders	71	Independent Director
Hope B. Woodhouse	64	Independent Director

We believe that the director nominees, as a group, have the experience and skills in areas such as senior level management, commercial real estate, corporate governance, finance and risk management that are necessary to effectively oversee the Company. In addition, we believe that each of our director nominees possesses high standards of ethics, integrity and professionalism, sound judgment and a commitment to representing the long-term interests of our stockholders.
Among our six director nominees, two self-identify as women and two self-identify as racially and/or ethnically diverse, reflecting our commitment to diversity and inclusion. The information presented below regarding each director nominee also sets forth specific experience, qualifications, attributes and skills that led our Board to conclude that he or she should be nominated to stand for election to serve as a director.

Stephen G. Kasnet is an independent member and the Chair of our Board. He has served as a director of the Company since its inception. Mr. Kasnet has served as a director of Two Harbors Investment Corp. (NYSE: TWO), a hybrid mortgage real estate investment trust, since 2009, where he currently serves as Chair of the Board of Directors, chair of the audit committee and a member of the risk oversight committee. He served as a director of Silver Bay Realty Trust Corp. (NYSE: SBY), a real estate investment trust, from 2012 to 2017. Mr. Kasnet was also a director of Columbia Laboratories, Inc. (NASDAQ: CBRX), a specialty pharmaceuticals company, now Juniper Pharmaceuticals, from August 2004 to June 2015, including as Chair of the Board from November 2004 to June 2015. From 2007 to 2009, Mr. Kasnet was the Chair of Dartmouth Street Capital LLC, a private investment firm. From 2000 to 2006, he was President and Chief Executive Officer of Harbor Global Company, Ltd., an asset management, natural resources and real estate investment company, and President of PIOglobal, a Russian real estate investment fund. From 1995 to 1999, Mr. Kasnet was a director and member of the Executive Committee of The Bradley Real Estate Trust, a real estate investment trust. He was Chair of Warren Bank, a state commercial bank, and Warren Bancorp., a bank holding company, from 1990 to 2003. Mr. Kasnet has also held senior management positions with other financial organizations, including Pioneer Group, Inc., First Winthrop Corporation and Winthrop Financial Associates, and Cabot, Cabot and Forbes, a real estate development firm. He served as Chair of the Board of Rubicon Ltd. (NZX: RBC), an international investor in forestry related industries, from 2004 to 2018, as a director of First Ipswich Bancorp, a holding company for The First National Bank of Ipswich, which is owned by Brookline Bancorp, Inc., from 2008 to 2020, and as a director of GoodBulk Ltd., a cargo company, from 2017 to 2019. He served as a director and Chair of Tenon Ltd., a wood products company, from 2016 to 2018. He is also a trustee of the board of the Governor’s Academy, a private coed boarding high school in Byfield, Massachusetts. Mr. Kasnet received a B.A. from the University of Pennsylvania. We believe Mr. Kasnet is qualified to serve as a director of the Company because of his broad business background, extensive experience as a director of public companies and his qualification as an audit committee financial expert.
John (“Jack”) A. Taylor is our President and Chief Executive Officer, a member of our Investment Committee and a member of our Board. Mr. Taylor has been a director and executive officer of the Company since its inception. Mr. Taylor served as Global Head of Commercial Real Estate of our Former Manager (as defined below) from November 2014 to December 31, 2020. Prior to joining our Former Manager, Mr. Taylor served as a Managing Director and Head of Global Real Estate Finance for Prudential Real Estate Investors (now known as PGIM Real Estate Company), a commercial real estate investor, from 2009 to November 2014, where he was also a member of the Global Management Committee and chaired the Global Investment Committee for debt and equity. From 2003 to 2007, Mr. Taylor was a partner at Five Mile Capital Partners LLC, an alternative investment and asset management company. Prior to Five Mile Capital Partners, he was co-head of real estate investment banking for the Americas and Europe at UBS Group AG, a Swiss multinational investment bank and financial services company. He previously led the Real Estate Group at PaineWebber & Co., an investment bank and stock brokerage firm, and served on the firm’s Operating Committee. He was head trader and manager of the CMBS and Principal Commercial Mortgage business for Kidder, Peabody & Co., Inc., a securities firm. Mr. Taylor was a founding governor of the Commercial Mortgage Securities Association (now the Commercial Real Estate Finance Council) and a member of the President’s Council of the Real Estate Roundtable. Mr. Taylor received a J.D. from Yale Law School, a MSc. in international relations from the London School of Economics and Political Science and a B.A. in philosophy from the University of Illinois. We believe Mr. Taylor is qualified to serve as a director of the Company because of his role as the Company’s President and Chief Executive Officer and his extensive knowledge of, and experience in, the commercial real estate markets in which the Company operates.
Devin Chen is a member of our Board and has served as a director of the Company since October 2020. Mr. Chen is an executive vice president and portfolio manager for Pacific Investment Management Company LLC, or PIMCO. He is the head of commercial real estate, or CRE, strategy and is a member of the investment committees for PIMCO’s CRE equity and debt strategies. Mr. Chen has experience across all major CRE sectors, including asset and corporate investments. Prior to joining PIMCO in 2010, he was with JER Partners, a private equity real estate firm, for 11 years, most recently as managing director and a member of the firm’s investment committee. Mr. Chen previously worked in the fixed income group of Banc of America Securities. He has 22 years of investment experience and holds an A.B. in economics from Georgetown University. On September 25, 2020, the Company (i) entered into a term loan credit agreement, or the Credit Agreement, with certain investment vehicles managed by PIMCO, as initial lenders, or the Initial Lenders, (ii) issued warrants, or the Warrants, to the Initial Lenders and (iii) in connection with the transactions contemplated by the foregoing, entered into the Investor Rights Agreement, which, among other things, granted the Initial Lenders certain governance rights. Mr. Chen was appointed to our Board pursuant to the Investor Rights Agreement. We believe Mr. Chen is qualified to serve as a director of the Company because of his extensive background in the CRE industry and experience serving in executive management and leadership roles.
Tanuja M. Dehne is an independent member of our Board and has served as a director of the Company since its inception. Since 2019, Ms. Dehne has served as the President and Chief Executive Officer of the Geraldine R. Dodge Foundation. She has served as a director of Climate Real Impact Solutions II Acquisition Corporation (NYSE: CLIM.U), a climate-focused special-purpose acquisition company, since February 2021. Ms. Dehne also serves as the Co-Chair of the Gupta Governance Institute at Drexel University. From May 2017 until October 2020, Ms. Dehne served as a director of

Advanced Disposal Services, Inc. (NYSE: ADSW), a solid waste collection company. From December 2012 until May 2017, she served as a director of Silver Bay Realty Trust Corp. (NYSE: SBY), a real estate investment trust. From October 2014 through April 2016, Ms. Dehne was the Executive Vice President, Chief Administrative Officer and Chief of Staff of NRG Energy, Inc. (NYSE: NRG), a power generation and retail electricity company. In this role, Ms. Dehne oversaw NRG’s Human Resources, Information Technology, Communications, Corporate Marketing and Sustainability Departments, including the company’s charitable giving program, mergers and acquisition integrations and big data analytics. Prior to these positions, she was the Senior Vice President, Human Resources of NRG since 2011, where she led NRG’s Human Resources department, which handled all human resources functions for more than 8,000 employees. From 2004 to 2011, Ms. Dehne served as the Corporate Secretary and Deputy/Assistant General Counsel of NRG, leading corporate governance and corporate transactions, including financing, mergers and acquisitions, public and private securities offerings, securities and stock exchange matters and reporting compliance. Prior to joining NRG, from 1998 to 2004, Ms. Dehne practiced corporate law as a member of the business department of Saul Ewing Arnstien & Lehr, LLP. She received a J.D. from Syracuse University, an M.A. from the University of Pennsylvania in political science and a B.A. from Lafayette College. We believe Ms. Dehne is qualified to serve as a director of the Company because of her knowledge of corporate governance, background serving in various executive management roles and prior public company experience.
W. Reid Sanders is an independent member of our Board and has served as a director of the Company since its inception. Since 2004, Mr. Sanders has served as the President of Sanders Properties, Inc., a real estate company. He has served as a director of Two Harbors Investment Corp. (NYSE: TWO), a hybrid mortgage real estate investment trust, since 2009, where he currently serves on the audit, compensation and risk oversight committees. Since 2010, Mr. Sanders has served as a director of Mid-America Apartment Communities, Inc. (NYSE: MAA), a real estate investment trust that owns and operates apartment complexes, where he is currently a member of the audit committee. Mr. Sanders has been a member of the board of Independent Bank, a bank holding company, since 2004, where he is currently a member of the executive, nominating and corporate governance and strategic planning committees. He has served on the investment committee at Cypress Realty, a commercial real estate company, since 2002, and, since 2000, has been on the advisory board of SSM Venture Partners III, L.P., a private venture capital firm. Mr. Sanders was the chair of the board of Two Rivers Capital Management, a financial planning and investments firm, from 2004 to 2007, and his former directorships include those at Harbor Global Company Ltd., an asset management, natural resources and real estate investment company, from 2001 to 2006, Silver Bay Realty Trust Corp. (NYSE: SBY), a real estate investment trust, from 2015 to 2016, PioGlobal Asset Management, a private investment management company, from 2001 to 2006, The Pioneer Group Inc., a global investment management firm, from 1999 to 2000, and TBA Entertainment Corporation, a strategic communications and entertainment marketing company, from 2000 to 2004. He was co-founder and Executive Vice President of Southeastern Asset Management, Inc., a global investment management firm, and former President of Longleaf Partners Mutual Funds, from 1975 to 2000. He served as an Investment Officer at First Tennessee Investment Management, the investment management division of First Horizon National Corporation, a bank holding company, from 1973 to 1975. Mr. Sanders is chairman of the Hugo Dixon Foundation and a trustee of the Dixon Gallery and Gardens Endowment Fund, Dixon Gallery and Gardens and the Tennessee Shakespeare Company, and is a former trustee of the Hutchison School, Rhodes College, The Jefferson Scholars Foundation and the Campbell Clinic Foundation. Mr. Sanders received a B.A. in economics from the University of Virginia. We believe Mr. Sanders is qualified to serve as a director of the Company because of his extensive background in the financial services and real estate businesses and his experience serving as a director and audit committee member of public companies.
Hope B. Woodhouse is an independent member of our Board and has served as a director of the Company since its inception. Ms. Woodhouse has over 25 years of experience in the financial services industry at top-ranked, global alternative asset management firms and broker dealers. Ms. Woodhouse has served as a director of Two Harbors Investment Corp. (NYSE: TWO), a hybrid mortgage real estate investment trust, since May 2012, and is currently the chair of its risk oversight committee and a member of its audit committee. She also serves as a member of the Advisory Committee of Atomyze, a private company in the tokenization and digital asset space. From 2005 to 2009, she served as Chief Operating Officer and as a member of the management committee for Bridgewater Associates, LP, an investment management firm. Between 2003 and 2005, Ms. Woodhouse was President and Chief Operating Officer of Auspex Group LP, an investment management firm, and was Chief Operating Officer and a member of the management committee of Soros Fund Management, LLC, an investment management firm, from 2000 to 2003. Prior to that, she held various executive leadership positions, including Treasurer of Funds at Tiger Management Corp., a hedge fund, from 1998 to 2000, and Managing Director of the Global Finance Department at Salomon Brothers Inc., an investment bank, from 1983 to 1998. She served as a director of Piper Jaffray Companies (NYSE: PJC), a multinational independent investment bank and financial services company, and as a member of its audit and compensation committees from 2011 to 2014, Seoul Securities Co. Ltd., a brokerage firm, from 2001 to 2003, and The Bond Market Association, an international trade association, from 1997 to 1998. Ms. Woodhouse also serves on the boards of the Children’s Services Advisory Committee of Indian River County and the John’s Island Community Service League, and is a trustee of the Tiger Foundation. Ms. Woodhouse received an M.B.A. from Harvard Business School and an A.B. in economics from Georgetown University. We believe Ms. Woodhouse is qualified to serve as a director of the Company because of her background in the financial services industry, her experience as a director of public companies and her qualification as an audit committee financial expert.
VOTING RECOMMENDATION
OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS
Corporate Governance Highlights
•Annual election of all directors – all of our directors are elected annually for a one-year term.
•Majority voting – we have a majority standard for uncontested elections of directors and a resignation policy for directors who do not receive a majority of the votes cast.
•One share equals one vote – we have a single class of shares with equal voting rights.
•Separation of Board Chair and Chief Executive Officer – our Chief Executive Officer is able to focus on managing the Company and our independent Board Chair drives accountability at the Board level.
•Independent Board committees – all of our Board committees are comprised entirely of independent directors.
•Regular executive sessions of independent directors – we hold regular executive sessions of our independent directors.
•Director education – our new Director Education Policy empowers our directors to be well-versed in leading edge principles of corporate governance and other critical subject matters.
•Overboarding policy – our enhanced overboarding policy ensures that directors can devote sufficient time to the Company.
•Board, Committee and Individual Self-Evaluations – the Chair of our Nominating and Corporate Governance Committee leads annual self-evaluations, involving both questionnaires and one-on-one meetings with directors.
•Stock ownership guidelines – our enhanced stock ownership guidelines promote even greater alignment of interests between our directors and our stockholders.
•Prohibitions on hedging, pledging and other transactions – we prohibit short sales, transactions in derivatives, hedging and pledging of our securities by directors, executive officers and employees.
Our Board is committed to maintaining the highest standards of business conduct and corporate governance. The independent directors of our Board successfully negotiated the internalization of our management function on our behalf with Pine River Capital Management L.P., our former manager, or Former Manager, which process was completed on December 31, 2020, or the Internalization. The Internalization underscores the Company’s commitment to further align the interests of management and stockholders and demonstrates the Company’s continued efforts toward enhanced governance practices that incorporate the views of long-term stockholders, including the elimination of any potential conflicts of interest inherent in an external management structure, increased transparency and disclosure around executive compensation in the future and expected long-term cost savings.
In connection with the completion of the Internalization, we adopted an enhanced Code of Business Conduct and Ethics applicable to the conduct of our officers, directors and employees and enhanced Corporate Governance Guidelines. Our Corporate Governance Guidelines, in conjunction with our Charter, Bylaws and our Board committee charters, provide the framework for our corporate governance practices.
You can access our Code of Business Conduct and Ethics, our Corporate Governance Guidelines, the charters for our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee and certain other policies under “Corporate Governance” in the Investor Relations section of our website at www.gpmtreit.com or by writing to our Investor Relations department by email to investors@gpmtreit.com or by regular mail to Granite Point Mortgage Trust Inc., 3 Bryant Park, Suite 2400A, New York, New York 10036.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to our officers, directors and employees and specifically to our principal executive officer, principal financial and accounting officer and controller, or persons performing similar functions. Among other matters, our Code of Business Conduct and Ethics is designed to detect and deter wrongdoing and to promote:
•honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;
•compliance with applicable governmental laws, rules and regulations;

•prompt internal reporting of violations of the Code of Business Conduct and Ethics to appropriate persons identified in the Code; and
•accountability for adherence to the Code of Business Conduct and Ethics.
Any waiver of the Code of Business Conduct and Ethics for our executive officers or directors may be made only by our Board, or a committee thereof, and will be promptly disclosed as required by applicable law or stock exchange listing standards. The Code of Business Conduct and Ethics was adopted by our Board and was last updated on January 1, 2021.
Director Independence
NYSE listing standards require that a majority of a company’s board of directors be composed of “independent directors,” which is defined generally as a director having a material relationship with the company (either directly as a partner, stockholder or officer of an organization that has a relationship with the company), which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Consistent with these considerations, our Board has affirmatively determined, upon the review and recommendation of our Nominating and Corporate Governance Committee, that each of the following directors and director nominees meets the qualifications of an independent director: Tanuja M. Dehne, Stephen G. Kasnet, W. Reid Sanders and Hope B. Woodhouse.
Board Leadership Structure
Our Board is led by a Chair who is appointed by the directors. Both independent and non-independent directors are eligible for appointment as the Chair. The Chair presides at all meetings of our stockholders and of our Board. The Chair performs such other duties and exercises such powers as from time to time shall be prescribed in our Bylaws or Corporate Governance Guidelines or by our Board. Our Board has appointed Mr. Kasnet, who qualifies as an independent director, to serve as our Chair. Accordingly, we currently separate the roles of Chair and Chief Executive Officer.
Our Board consists of a majority of independent directors and exercises a strong, independent oversight function. All of the committees of our Board are comprised entirely of independent directors. Under our Bylaws and Corporate Governance Guidelines, our Board has the ability to change its structure if it determines that such a change is appropriate and in the best interest of our Company. Our Board believes that these factors provide the appropriate balance between the authority of those who oversee our Company and those who manage it on a day-to-day basis
Board Committees
Our Board has formed three standing committees, including our Audit, Compensation and Nominating and Corporate Governance Committees, and has adopted charters for each of these committees. Each committee is composed exclusively of directors who meet the independence and other requirements established by the rules and regulations of the SEC and the NYSE listing standards. Additionally, the Compensation Committee is composed exclusively of “non-employee directors,” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

The following table summarizes the current membership of each of our standing committees.

Director	Audit	Compensation	Nominating and Corporate Governance
Tanuja M. Dehne		x	Chair
Martin A. Kamarck(1)		Chair	x
Stephen G. Kasnet	Chair
W. Reid Sanders	x	x
Hope B. Woodhouse	x		x
______________________
(1) Mr. Kamarck will not stand for reelection at the Annual Meeting.

In addition, in 2019, our Board formed an ad hoc committee, the Independent Committee, composed exclusively of the five independent directors on the Board at that time, that successfully negotiated the Internalization on our behalf in 2020 and has since been abolished.
Audit Committee
Our Audit Committee is responsible for:
•engaging our independent registered public accounting firm;
•preparing Audit Committee reports;
•reviewing with the independent registered public accounting firm the plans and results of the audit engagement;
•approving professional services provided by the independent registered public accounting firm;
•reviewing the independence of the independent registered public accounting firm;
•considering the range of audit and non-audit fees; and
•reviewing the adequacy of our internal accounting controls.
Our Audit Committee is, and will at all times be, composed exclusively of “independent directors,” as defined under the NYSE listing standards and who otherwise meet the NYSE listing standards. Each member of our Audit Committee is also financially literate, in that they are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.
In addition, as a listed company, we must certify that our Audit Committee has, and will continue to have, at least one member who is financially sophisticated, in that he or she has past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background that results in the individual’s financial sophistication. Our Board has determined that each of Mr. Kasnet and Ms. Woodhouse satisfies the definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.
Our Audit Committee’s purpose and responsibilities are more fully set forth in its charter.
Compensation Committee
The principal functions of our Compensation Committee are to:
•oversee the Company's overall compensation structure, policies and programs;
•establish the Company’s general compensation philosophy;
•evaluate the performance of our executive officers;
•produce an annual Compensation Committee Report and review and discuss with management the compensation discussion and analysis and related disclosures for inclusion in the Company's annual proxy statement;
•make recommendations to our Board with respect to our Company’s incentive compensation plans and equity-based plans; and
•administer any equity incentive plan, including the issuance of any common stock or other equity awards thereunder.

Our Compensation Committee is responsible for reviewing and making recommendations to our Board regarding the compensation of our Company’s independent directors. In doing so, our Compensation Committee will work with our independent compensation consultant and consider, among other things, the following:
•the compensation that is paid to directors of other companies that are comparable to us;
•the amount of time directors are expected to devote to preparing for and attending meetings of our Board and the committees on which they serve;
•the success of our Company;
•whether a director is a lead independent director or chair of our Board or one of the committees of our Board and the time commitment related thereto;
•if a committee on which a director serves undertakes a special assignment, the importance of that special assignment to our Company and its stockholders; and
•the risks involved in serving as a director on our Board or a member of its committees.
Other than our Chief Executive Officer, who serves as a non-independent director, none of our executive officers are involved in determining independent director compensation levels, although our management team may provide support to the Compensation Committee and its independent compensation consultant, including certain information, data and other resources in connection with its compensation recommendations to our Board.
Our Compensation Committee may delegate all or a portion of its duties and responsibilities to a subcommittee of the Compensation Committee. Our Compensation Committee’s purpose and responsibilities are more fully set forth in its charter.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is responsible for:
•seeking, considering and recommending to our Board qualified candidates for election as directors;
•recommending to our full Board the appointment of each of our executive officers;
•periodically preparing and submitting to our Board for adoption its selection criteria for director nominees;
•reviewing and making recommendations on matters involving the general operation of our Board and our corporate governance;
•annually recommending nominees for each committee to our Board; and
•annually facilitating the assessment of our Board’s performance and reporting thereon to our Board.
Our Nominating and Corporate Governance Committee considers the following factors in making its recommendations to our Board: background experience, skills, expertise, accessibility and availability to serve effectively on our Board. It also conducts inquiries into the background and qualifications of potential candidates.
Our Nominating and Corporate Governance Committee’s purpose and responsibilities are more fully set forth in its charter.
Board, Committee and Director Evaluations
Recognizing the importance of a rigorous self-evaluation process to allow boards to assess their performance and identify and address any potential gaps in the boardroom, our Board conducts an annual self-assessment of its performance, its committees and individual directors. The Chair of the Nominating and Corporate Governance Committee is responsible for leading the evaluation process, which takes place in advance of the annual consideration of director nominees. In the first quarter of 2021, the Chair of the Nominating and Corporate Governance Committee conducted one-on-one interviews with each director and reviewed with our Board the results of those self-assessments. This annual evaluation process provides a way to monitor progress in certain areas targeted for improvement from year to year and to identify opportunities to enhance Board and committee effectiveness. The assessments confirm whether our current Board leadership and structure continue to be optimal for us and are an important factor considered by the Nominating and Corporate Governance Committee in making its recommendations to our Board regarding director nominees. As part of the evaluation process, each committee reviews its charter responsibilities and the actions taken during the year to fulfill such responsibilities.

Role of our Board in Risk Oversight
Our management team is responsible for assessing and managing the risks faced by our Company, subject to the oversight of our Board. Our Board exercises its oversight of our Company’s risks, including through the review of our business plans, capital structure, financial results and infrastructure. Our Board has also established investment guidelines, which set parameters for the type and size of investments we can make without further Board approval. Additionally, our Board relies upon our Audit Committee to oversee risks related to the quality and integrity of our financial reports, our tax positions, including our qualifications as a real estate investment trust, or REIT, for U.S. federal income tax purposes, the performance and independence of our external auditor, the performance of our internal audit function, our policies regarding accounting, financial matters and internal controls, performance of our information technology and data security function, including as it relates to cybersecurity, and compliance with legal and regulatory requirements. Our Audit Committee also discusses and reviews policies with respect to our risk assessment and risk management, including, but not limited to, the adequacy of our insurance coverage, our interest rate risk management, our counter-party and credit risks, our capital availability and refinancing risks.
Our Board relies upon our Compensation Committee to oversee and evaluate risks related to our Company’s compensation programs, including the formulation, administration and regulatory compliance with respect to compensation matters. The Compensation Committee also considers, and discusses with management, whether any risks arising from those compensation policies the Company oversees are reasonably likely to have a material adverse effect on our Company. Our Nominating and Corporate Governance Committee oversees and evaluates programs and risks associated with our Board and its committees’ membership and structure, succession planning and corporate governance.
Management routinely informs our Board and its committees of developments that could affect our risk profile or other aspects of our business.
Board and Committee Meetings
Our Board meets on a regularly scheduled basis during the year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when important matters require Board action between scheduled meetings. Members of senior management regularly attend Board meetings to report on and discuss their areas of responsibility. Our Board has been active during the COVID-19 pandemic, holding virtual Board meetings and receiving regular updates from management as we navigated the many challenges presented by the pandemic. In 2020, our Board held 26 meetings. During eight of the meetings of our Board, the independent directors also met separately in executive sessions, without management present, to discuss various matters, including our response to the COVID-19 pandemic. The Chair of our Board presided at such executive sessions. During 2020, our Audit Committee held six meetings, our Compensation Committee held seven meetings and our Nominating and Corporate Governance Committee held five meetings. Each of our directors attended at least 75% of the aggregate total number of meetings held by our Board and all committees on which he or she served during 2020. Although we do not have a policy on director attendance at our annual meetings of stockholders, directors are encouraged to attend all annual meetings. Each of our then-current directors attended our annual meeting of stockholders held in June 2020.
Director Nomination Process
Our Corporate Governance Guidelines provide the following minimum qualifications for directors in order to be considered for a position on our Board:
•possession of the highest personal and professional ethics, integrity and values;
•the ability to exercise good business judgment and be committed to representing the long-term interests of the Company and its stockholders;
•having an inquisitive and objective perspective, practical wisdom and mature judgment; and
•the ability and willingness to devote sufficient time and effort to carrying out Board duties and responsibilities effectively, including preparing for and attending meetings of our Board and its committees.
We believe that directors must be willing to devote sufficient time and effort to carrying out their duties and responsibilities effectively and should be committed to serve on our Board for an extended period of time. Under our enhanced Corporate Governance Guidelines, directors who also serve as chief executive officers or hold equivalent positions at other public companies should not serve on more than one other public company board in addition to our Board and other directors should not serve on more than three other boards of public companies in addition to our Board.

In considering candidates for nomination as a director, the Nominating and Corporate Governance Committee generally assembles all information regarding a candidate’s background and qualifications, evaluates a candidate’s mix of skills and qualifications and determines the contribution that the candidate could be expected to make to the overall functioning of our Board. Although we do not have a formal policy on diversity, our Corporate Governance Guidelines provide that our Company shall endeavor to have a Board representing diverse education and experience that provides knowledge of business, financial, governmental or legal matters that are relevant to our business and to our status as a publicly owned company. With respect to the re-nomination of current directors, the Committee considers the foregoing factors, as well as past participation in, and contributions to, the activities of our Board and its committees.
Our Nominating and Corporate Governance Committee will consider candidates recommended for nomination to our Board by our stockholders. Stockholder recommendations for nominees to our Board should be submitted in writing to our Secretary. The manner in which such Committee evaluates candidates recommended by stockholders is generally the same as any other candidate, including customary diligence, interviews and background checks. However, the Committee will also seek and consider information concerning any relationship between a stockholder recommending a candidate and the candidate to determine if the candidate can represent the interests of all of our stockholders. The Committee will not evaluate a candidate recommended by a stockholder unless the stockholder’s proposal provides a certification that the potential candidate consents to being named in our proxy statement and will serve as a director if elected.
Majority Voting for Directors and Director Resignation Policy
Our Bylaws provide that a director nominee will be elected by receiving the affirmative vote of a majority of the votes cast on the election of such nominee on a per nominee basis in an uncontested election (which occurs when the number of director nominees is the same as the number of directors to be elected). If a director nominee who is an incumbent director receives a greater number of votes “against” than votes “for” his or her election, and with respect to whom no successor has been elected, such incumbent director shall promptly tender his or her offer to resign to our Board for its consideration following certification of the stockholder vote. Within 90 days following certification of the stockholder vote, our Nominating and Corporate Governance Committee shall consider the tendered resignation offer and make a recommendation to our Board whether or not to accept such offer, and our Board shall act on our Nominating and Corporate Governance Committee’s recommendation. In determining whether to accept the resignation offer, our Nominating and Corporate Governance Committee and Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation offer, including, among other things, whether accepting the resignation of such director would cause our Company to fail to meet any applicable SEC or stock exchange rules or requirements. Thereafter, our Board shall promptly and publicly disclose its decision-making process regarding whether to accept the director’s resignation offer or the reasons for rejecting the resignation offer, if applicable, in a Form 8-K furnished to the SEC. Any director who tenders his or her resignation offer will not participate in our Nominating and Corporate Governance Committee’s recommendation or our Board’s action regarding whether to accept the resignation offer. If our Board does not accept the director’s resignation offer, such director will continue to serve until the next annual meeting of stockholders and until such director’s successor is duly elected and qualified or until the director’s earlier resignation or removal.
In a contested election, the director nominees who receive a plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present will be elected as directors. Under the plurality standard, the number of nominees equal to the number of vacancies to be filled who receive more votes than other nominees are elected to our Board, regardless of whether they receive a majority of votes cast.
Communications with our Board
We provide the opportunity for our stockholders and all other interested parties to communicate with members of our Board. Stockholders and all other interested parties may communicate with the independent directors or the chair of any of the committees of our Board by email or regular mail. All communications should be sent to the Company’s Secretary, Michael J. Karber, by email to secretary@gpmtreit.com or by regular mail to the attention of the independent directors, the Chair of the Audit Committee, the Chair of the Compensation Committee or the Chair of the Nominating and Corporate Governance Committee, as the case may be, in each instance in care of the Secretary at the Company’s office at 3 Bryant Park, Suite 2400A, New York, New York 10036.
Our Secretary will review each communication received in accordance with this process to determine whether the communication requires immediate action. Our Secretary will forward all appropriate communications received, or a summary of such communications, to the appropriate member(s) of our Board. However, we reserve the right to disregard any communication that we determine is unduly hostile, threatening or illegal, does not reasonably relate to us or our business or is similarly inappropriate. Our Secretary has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.
Stockholder proposals must be made in accordance with the procedures set forth in our current Bylaws or the procedures set forth in Rule 14a-8 of the Exchange Act and not the procedures set forth in the preceding paragraph or the procedures set forth in “Corporate Governance and Board of Directors - Director Nomination Process.” Nominations for our Board may only be made in accordance with the procedures set forth in our Bylaws. Certain matters set forth in our Bylaws for stockholder proposals, including nominations to our Board, as well as certain matters set forth in Rule 14a-8 for stockholder proposals, are described in “Other Matters - Stockholder Proposals and Director Nominations for 2022 Annual Meeting.”
Director Orientation and Continued Education
We provide each new director with a comprehensive orientation about the Company, including our business operations, strategy and governance. We also provide new directors with the opportunity to meet in one-on-one sessions with our Chief Executive Officer, other directors and other members of senior management.
In addition, we believe that our stockholders are best served by a board of directors composed of individuals who are well-versed in modern principles of corporate governance, and other subject matters relevant to board service, and who thoroughly comprehend the role and responsibilities of an effective board in the oversight of the Company and its management. To this end, we have adopted a formal Director Education Policy. Under our Director Education Policy, our directors are encouraged to attend such director education programs as they deem appropriate to stay abreast of developments in corporate governance and “best practices” relevant to their contribution to our Board generally, as well as to their responsibilities in their specific committee assignments and other roles, and we reimburse our directors for their reasonable costs and attendance fees to participate in such programs.
Director Compensation
We compensate the independent members of our Board for their service. It is our belief that director compensation should:
•align the interests of our directors and our stockholders;
•ensure our Company can attract and retain outstanding director candidates who meet the selection criteria set forth in our Corporate Governance Guidelines and Nominating and Corporate Governance Committee Charter; and
•reflect the substantial time commitment of our directors necessary to oversee our business.
Generally, it has been our practice to compensate our independent directors with a mix of cash and common stock awards. We do not pay any compensation to the non-independent directors for their service on our Board. However, all members of our Board are reimbursed for their costs and expenses of serving on our Board, including costs and expenses of attending all meetings of our Board and its committees and up to $5,000 per year for continuing education costs incurred in connection with their service on our Board. As discussed above, the Compensation Committee Charter provides that the Compensation Committee has the primary responsibility for reviewing and recommending any changes to director compensation. Our Board reviews the Compensation Committee’s recommendations and determines the amount and manner of independent director compensation.

Independent Director Compensation for 2020
In 2020, our independent director compensation program provided for the payments described in the table below:

	Cash(1)	Restricted Stock Awards(2)	Restricted Stock Unit Awards(3)
Board(4) Chair Member	$87,500 $62,500	$87,500 $62,500
Audit Committee Chair	$7,500	$7,500
Compensation Committee Chair	$2,500	$2,500
Nominating and Corporate Governance Committee Chair	$2,500	$2,500
Independent Committee(5) Chair Member	$150,000 $50,000		$150,000 $50,000

(1)Paid quarterly in arrears.
(2)Granted on the date of the 2020 annual meeting of stockholders and vest on the one-year anniversary thereof, subject to continued service on the Board.
(3)Granted on December 31, 2020 and vest on the one-year anniversary thereof, subject to continued service on the Board.
(4)A director who receives fees as chair of the Board does not receive fees for membership on the Board.
(5)The chair and each other member of the Independent Committee received a one-time fee in respect of their service on the Independent Committee, which successfully negotiated the Internalization on our behalf.

The following table shows the compensation of our independent directors for services in all capacities provided to us for the year ended December 31, 2020:

Name	Fees Paid in Cash(2)	Stock Awards(3)(4)	Total
Tanuja M. Dehne	$117,590	$114,999	$232,589
Martin A. Kamarck(1)	$117,590	$114,999	$232,589
Stephen G. Kasnet	$248,785	$244,998	$493,783
W. Reid Sanders	$114,990	$112,499	$227,489
Hope B. Woodhouse	$114,990	$112,499	$227,489

(1)Mr. Kamarck will not stand for reelection at the Annual Meeting.
(2)This column sets forth the cash fees paid by us during the year ended December 31, 2020. The current term of each of the independent directors expires on the date of the Annual Meeting. The values in this column include overpayments of the following amounts resulting from a one-time administrative processing error: Ms. Dehne, $2,590; Mr. Kamarck, $2,590; Mr. Kasnet, $3,785; Mr. Sanders, $2,490; and Ms. Woodhouse, $2,490. Cash fees paid to each of the independent directors in 2021 will be reduced by the amount of the overpayment to such director in 2020.
(3)The values in this column represent the aggregate fair value of awards of restricted shares of our common stock and restricted stock units computed in accordance with FASB ASC Topic 718 and are based on the closing market price of our common stock on the NYSE on the grant date of the applicable award.
(4)As of December 31, 2020, the following directors had the following amounts of shares of outstanding unvested restricted common stock and restricted stock units, respectively: Ms. Dehne, 12,948 and 5,005; Mr. Kamarck, 12,948 and 5,005; Mr. Kasnet, 18,924 and 15,015; Mr. Sanders, 12,450 and 5,005; and Ms. Woodhouse, 12,450 and 5,005.

Independent Director Compensation for 2021
Based on a review of external data presented by the Compensation Committee's independent compensation consultant, the Compensation Committee recommended, and our Board approved, changes to our director compensation program. For 2021, our independent director compensation program provides for the payments described in the table below:

	Cash(1)	Restricted Stock Unit Awards(2)
Board(3) Chair Member	$160,000 $100,000	$160,000 $100,000
Audit Committee(4) Chair Member	$10,000 $5,000	$10,000 $5,000
Compensation Committee(4) Chair Member	$6,250 $3,750	$6,250 $3,750
Nominating and Corporate Governance Committee(4) Chair Member	$6,250 $3,750	$6,250 $3,750
Supplemental Compensation(5) Board Chair		$155,000

(1)To be paid quarterly in arrears.
(2)To be granted each year on the date of the annual meeting of stockholders and vest on the one-year anniversary thereof, subject to continued service on the Board.
(3)A director who receives fees as chair of the Board does not receive fees for membership on the Board.
(4)A director who receives fees as chair of a committee does not receive fees for membership on that committee.
(5)In recognition of the extraordinary administrative burdens placed on him in respect of our transition from external management to internal management and the COVID-19 pandemic, based on a review of external data presented by the Compensation Committee's independent compensation consultant, the Compensation Committee recommended, and our Board approved, supplemental compensation for Mr. Kasnet, the independent director who currently chairs our Board, consisting of $155,000 per year for each of 2021, 2022, 2023 and 2024, subject to Mr. Kasnet's continued service on our Board. Such supplemental compensation will be paid to Mr. Kasnet on the applicable date of our annual meeting of stockholders.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Transactions with Related Persons
Management Agreement with our Former Manager
Prior to the Internalization effective December 31, 2020, we were party to a Management Agreement with our Former Manager pursuant to which our Former Manager provided the day-to-day management of our business, including providing us with our executive officers and all other personnel necessary to support our operations. The Management Agreement required our Former Manager to manage our business in conformity with the policies and the investment guidelines approved and monitored by our Board. Under the Management Agreement, we were obligated to pay our Former Manager a base management fee equal to 1.5% of “equity,” as defined in the Management Agreement, on an annualized basis and, if earned, an incentive fee equal to the excess of (1) the product of (a) 20% and (b) the result of (i) “core earnings,” as defined in the Management Agreement, for the previous 12-month period, minus (ii) the product of (A) equity in the previous 12-month period and (B) 8% per annum, less (2) the sum of any incentive fees paid to our Former Manager with respect to the first three calendar quarters of such previous 12-month period. In addition, under the Management Agreement, we were required to reimburse our Former Manager for certain expenses incurred by it and its affiliates in rendering management services to us.
We incurred charges of $28.1 million for fiscal year 2020 related to the Management Agreement, of which $15.8 million represented the base management fee and $12.3 million represented expense reimbursements for general and administrative expenses incurred on behalf of the Company in the normal course of its operations and certain compensation expenses incurred by our Former Manager, as described in greater detail below. We also made a $44.5 million one-time payment to our Former Manager in connection with the Internalization. We did not pay our Former Manager any incentive fees in 2020.
In 2020, we reimbursed our Former Manager for a share of the compensation expenses paid by our Former Manager’s affiliate to its employees providing services to us, including a total of approximately $2.2 million for compensation paid to employees of our Former Manager’s affiliate serving as our Chief Financial Officer, Chief Operating Officer and Chief Development Officer. We did not reimburse our Former Manager for any expenses related to the compensation of our Chief Executive Officer or Chief Investment Officer.
Investor Rights Agreement
On September 25, 2020, we (i) entered into the Credit Agreement with the Initial Lenders, (ii) issued the Warrants to the Initial Lenders and (iii) in connection with the transactions contemplated by the foregoing, entered into the Investor Rights Agreement with the Initial Lenders. Mr. Chen was appointed to our Board pursuant to the Investor Rights Agreement.
The Investor Rights Agreement provides the Initial Investors and certain of their permitted transferees with certain demand, shelf and piggyback registration rights with respect to the shares of common stock issuable upon exercise of the Warrants. The registration rights provisions also contain customary provisions relating to cooperation with the registration process, black-out periods and securities law indemnity provisions in favor of the selling stockholders. We are required to bear all registration and offering-related expenses, except that in any underwritten registration, we are not responsible for certain fees of the applicable selling stockholder’s legal counsel and the applicable selling stockholder’s portion of underwriting discounts, commissions and transfer taxes, if any, relating to the sale of its common stock under the Investor Rights Agreement.
Pursuant to the Investor Rights Agreement, our Board was required to appoint a director designated by the Initial Lenders as promptly as practicable after September 25, 2020. Effective October 26, 2020, Mr. Chen was appointed to our Board as the initial designated director for the Initial Lenders. Additionally, the Initial Lenders may elect to designate a nominee, or the Initial Lender Designee, for election to our Board until the first day on which (i) the Initial Lenders no longer beneficially own, in the aggregate, at least 51% of the Warrants outstanding (or the shares of common stock acquired upon exercise thereof), (ii) the Initial Lenders no longer hold, in the aggregate, at least 51% of the aggregate principal amount of all outstanding loans and unused commitments of all the lenders pursuant to the Credit Agreement or (iii) the aggregate principal amount of all outstanding loans and unused commitments of all the lenders pursuant to the Credit Agreement no longer exceeds $75 million. For any Initial Lender Designee, we have agreed to (a) use reasonable best efforts to cause such Initial Lender Designee to be nominated for election, (b) recommend that the holders of common stock vote to elect such Initial Lender Designee and (c) use reasonable best efforts to cause the election of a slate of directors that includes the Initial Lender Designee. If the Initial Lender Designee that is elected, or an Initial Lender Director, is an independent director under NYSE listing standards, such Initial Lender Director will be entitled to become a member of one of the following committees, as selected by our Board in its sole discretion: (i) the Audit Committee; (ii) the Compensation Committee; or (iii) the Nominating and Corporate Governance Committee.

From September 25, 2020 until the later of (i) September 25, 2022 and (ii) 30 days after the date on which an Initial Lender Director is no longer serving on our Board (and as of such time the Initial Lenders (x) no longer have rights to designate an Initial Lender Designee to be appointed or nominated for election to our Board or (y) otherwise have irrevocably and permanently waived in a writing delivered to us its director rights under the Investor Rights Agreement), the Initial Investors, any holder of a Warrant, any lenders party to the Credit Agreement and certain affiliates thereof and other persons will be subject to certain customary standstill provisions that restrict them from, among other things, purchasing additional securities of the Company, subject to certain exceptions.
Indemnification Agreements with Directors and Officers
We have entered into customary indemnification agreements with each of our directors and officers that require us to indemnify them to the maximum extent permitted by Maryland law and our Articles of Amendment and Restatement against any claim or liability that may arise by reason of their service to us. The agreements also require us to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. In addition, each agreement provides for procedures for the determination of entitlement to indemnification, including requiring that such determination be made by independent counsel after a change in control of us.
Related Person Transaction Policies
Our Board has adopted a written related person transaction policy setting forth the policies and procedures for the review, approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act of 1933, as amended, or the Securities Act, any financial transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest. Under the policy, related person transactions are approved or ratified by our Audit Committee.
In addition, our Management Agreement placed restrictions on our Former Manager from entering into transactions with its related parties or providing services under the Management Agreement on terms that were no more favorable to our Former Manager or its affiliates than would be obtained from a third party on an arm’s-length basis, in any event unless approved by a majority of our independent directors.

STOCK OWNERSHIP
Beneficial Ownership of Directors, Director Nominees and Named Executive Officers
Our common stock is listed on the NYSE under the symbol “GPMT.” The following table sets forth information regarding the beneficial ownership of our common stock as of April 1, 2021 (unless otherwise indicated) by each of our “named executive officers,” as such term is defined in Item 402(a) of Regulation S-K of the Exchange Act, or our Named Executive Officers, current directors and director nominees and by all of the current directors, director nominees and executive officers as a group.
Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. A person is deemed to be the beneficial owner of any shares of common stock if that person has or shares voting power or investment power with respect to those shares or has the right to acquire beneficial ownership at any time within 60 days of April 1, 2021. “Voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)(3)	Percent of Class(2)
Directors and Director Nominees:

Devin Chen	—	*
Tanuja M. Dehne	23,529(4)	*
Martin A. Kamarck(5)	22,529(4)	*
Stephen G. Kasnet	46,079(4)	*
W. Reid Sanders(6)	89,625(4)	*
John (“Jack”) A. Taylor(7)	229,445(4)	*
Hope B. Woodhouse	32,124(4)	*
Named Executive Officers:

Stephen Alpart	125,403(8)	*
Peter Morral	58,471(8)	*
Steven Plust	158,711(8)	*
Marcin Urbaszek(9)	50,063(8)	*
All directors, director nominees and executive officers as a group (12 individuals) (2)	853,891	2%

*Represents ownership of less than 1.0% of our outstanding common stock as of April 1, 2021.
(1)The business address of each of the individuals is 3 Bryant Park, Suite 2400A, New York, New York 10036.
(2)Based on 55,107,657 shares of common stock outstanding as of April 1, 2021. Under our Insider Trading Policy, our directors, Named Executive Officers and employees are prohibited from hedging or pledging shares of our stock in any manner, whether as collateral for a loan, in a margin account held at a broker or otherwise.
(3)The unvested shares of restricted stock included in the footnotes are deemed beneficially owned because the respective holders thereof have the right to vote such shares.
(4)Includes restricted shares issued pursuant to the Granite Point Mortgage Trust Inc. 2017 Equity Incentive Plan, subject to a one-year vesting period from the date of grant.
(5)Mr. Kamarck will not stand for reelection at the Annual Meeting.
(6)Includes 10,000 shares of common stock held by Green Meadows, LLC. Mr. Sanders is the managing member and a 2% owner of Green Meadows, LLC.
(7)Mr. Taylor is also a Named Executive Officer.
(8)Includes restricted shares issued pursuant to the Granite Point Mortgage Trust Inc. 2017 Equity Incentive Plan, subject to a three-year vesting period from the date of grant.
(9)Includes 94 shares of common stock held by Mr. Urbaszek’s mother.

Beneficial Owners of More than Five Percent of our Common Stock
Based on their filings made under Section 13(g) of the Exchange Act, the persons known by us to be beneficial owners of more than five percent (5%) of our common stock are as follows:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class(1)
BlackRock, Inc.(2) 55 East 52nd Street New York, NY 100	10,274,232	18.64%
The Vanguard Group(3) 100 Vanguard Blvd. Malvern, PA 19355	4,428,189	8.04%

(1)Based on 55,107,657 shares of our common stock outstanding as of April 1, 2021.
(2)Based on a Schedule 13G filed with the SEC on January 25, 2021 by BlackRock, Inc. reporting that it has sole voting power with respect to 10,159,556 shares and sole dispositive power with respect to all shares reported.
(3)Based on a Schedule 13G/A filed with the SEC on February 10, 2021 by The Vanguard Group reporting that it has sole voting power with respect to 0 shares, shared voting power with respect to 58,308 shares, sole dispositive power with respect to 4,325,036 shares and shared dispositive power with respect to 103,153 shares.
Hedging and Other Transactions Prohibited
Our Board has adopted, as part of our Insider Trading Policy, prohibitions against our officers, directors, employees and consultants engaging in transactions designed to profit from fluctuations in the price of our securities, such as short sales or purchasing our securities on margin. In addition, such persons are prohibited from purchasing or selling puts or calls or other derivative securities on our securities, pledging our securities as collateral for a loan or entering into hedging or monetization transactions or similar arrangements with respect to our securities.
Director Stock Ownership Guidelines
Our directors are encouraged to own shares of our common stock in order to better align their personal interests with the interests of our stockholders. In furtherance of this objective, under our director stock ownership guidelines, each non-employee, independent director is expected to accumulate shares of our common stock or restricted stock units in an amount equal to three (3) times such director’s annual base cash fee. Each such director is expected to attain the ownership target within five (5) years of being elected to our Board or, in the event the target is not attained by such date or maintained after such date, such director shall retain 50% of the net after-tax shares received upon vesting and exercise of equity incentive awards until the applicable ownership target is achieved. Awards of restricted shares of our common stock, including unvested shares, and restricted stock unit awards, including the common stock issuable under such awards, granted in respect of annual independent director fees, or otherwise, are counted toward achieving these director stock ownership guidelines. All of our independent director nominees have met, or are on track to meet, these guidelines.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS
The following sets forth the positions, ages and selected biographical information for our executive officers as of April 1, 2021. Mr. Taylor’s biographical information is provided in the section of this proxy statement entitled “Proposal 1: Election of Directors.” There are no arrangements or understandings between any executive officer and any other person pursuant to which they were selected as an executive officer.

Name	Age	Office or Position Held
John (“Jack”) A. Taylor	65	President, Chief Executive Officer and Director
Stephen Alpart	57	Vice President and Chief Investment Officer
Peter Morral	53	Vice President and Chief Development Officer
Steven Plust	62	Vice President and Chief Operating Officer
Marcin Urbaszek	45	Vice President, Chief Financial Officer and Treasurer
Michael J. Karber	41	Vice President, General Counsel and Secretary
Stephen Alpart is our Vice President and Chief Investment Officer and has served in that role since the Company’s inception. Mr. Alpart is also our Co-Head of Originations and a member of our Investment Committee. From 2014 to 2020, he was a Managing Director at our Former Manager. Prior to joining our Former Manager, he was Managing Director in the Prudential Financial, Inc., an insurance, investment management and financial products company, Global Real Estate Finance Group, focused on the United States from 2009 to 2014. Previously, he was a Managing Director in the Real Estate Group at GMAC Commercial Mortgage and Capmark Investments where he focused on originating, underwriting and closing large structured commercial real estate loans for private equity firms and private owner/operators. Prior to that, he was a Managing Director in the Real Estate Group at PaineWebber & Co., an investment bank and stock brokerage firm, and later an Executive Director in the Real Estate Group of UBS Group AG, a Swiss multinational investment bank and financial services company, where he focused on originating, underwriting and closing large structured commercial real estate loans for private equity firms and owner/operators. He has worked in real estate finance and debt investing for over 25 years in a variety of functions, including third-party funds management, proprietary on-book lending, transaction advisory business, loan syndications, loan sales and workouts/restructurings. Mr. Alpart received a Masters in Business Administration, Finance and Real Estate from New York University and a B.S. in Business Administration, Accounting and Economics from Washington University.
Peter Morral is our Vice President and Chief Development Officer and has been with the Company since its inception. Mr. Morral is also our Co-Head of Originations and a member of our Investment Committee. From 2014 to 2020, he was a Managing Director at our Former Manager. Prior to joining our Former Manager, Mr. Morral served as a Managing Director in Annaly Capital’s Commercial Real Estate Group. Prior to joining Annaly Capital, Mr. Morral was a Managing Director and member of the Investment Committee at UBS Securities, LLC where he was responsible for institutional client and large loan originations, investment banking coverage, subordinate debt pricing and distribution and loan syndications. Mr. Morral has worked in real estate finance and debt investing for over 20 years in a variety of functions, including on-balance sheet lending, syndications and investing, credit policy and underwriting, and CMBS loan originations, pricing, ratings and credit distribution. Mr. Morral received an M.B.A. from the Ohio State University and a B.L.A. in History from the University of Connecticut.
Steven Plust is our Vice President and Chief Operating Officer and has served in that role since the Company’s inception. Mr. Plust is also a member of our Investment Committee. From 2014 to 2020, he was a Managing Director at our Former Manager. Prior to joining our Former Manager, Mr. Plust was a Managing Director in the Prudential Financial, Inc., an insurance, investment management and financial products company, Global Real Estate Finance Group from 2009 to 2014. He has over 25 years of experience in real estate finance and capital markets, and was an advisor to the Resolution Trust Corporation in the development and implementation of its securitization programs. Mr. Plust has worked for over 20 years in principal investing platforms on Wall Street and in investment management, where he has been primarily responsible for transaction pricing and structuring, credit risk assessment and analysis of complex transactions and multi-asset portfolios. He received an M.B.A. from Columbia University and a B.S. in Chemistry from Rensselaer Polytechnic Institute.
Marcin Urbaszek is our Vice President, Chief Financial Officer, Treasurer and Head of Investor Relations and has served in those roles since the Company’s inception. He joined our Former Manager in May 2013 and, until the formation of the Company, served as a Managing Director of Two Harbors Investment Corp. (NYSE: TWO), a hybrid mortgage real estate investment trust, focusing on corporate development and capital markets activities. Prior to joining our Former Manager, Mr. Urbaszek worked at Credit Suisse Group AG, a Swiss multinational investment bank and financial services company, in the Investment Banking Division from 2006 to April 2013, most recently serving as a team lead and partner on coverage and strategic transaction execution for various financial institutions, including residential and commercial mortgage lenders. He has over 20 years of finance experience, including capital markets and equity research, with the last 15 years dedicated to financial institutions. Over the course of his career, Mr. Urbaszek has been primarily responsible for strategic and capital raising transaction execution, as well as financial planning and analysis. Mr. Urbaszek received a B.B.A. in Finance, with a Minor focused on Financial Accounting and Economics, from Zicklin School of Business, Bernard M. Baruch College, CUNY. Mr. Urbaszek is a CFA® charterholder.
Michael J. Karber is our Vice President, General Counsel and Secretary. He has been with the Company since its inception, previously serving as our Deputy General Counsel from 2018 to 2019 and our Assistant Secretary from 2018 to 2020. Prior to joining the Company, he was Lead Counsel – Business Operations at Two Harbors Investment Corp. (NYSE: TWO), a hybrid mortgage real estate investment trust, beginning in 2014. Prior to joining Two Harbors, he was a Portfolio Manager at Presidium Asset Solutions, an asset management and loan servicing company, from 2010 to 2014, and from 2007 to 2009 he was an Associate at Pircher, Nichols & Meeks LLP. Prior to that, Mr. Karber was an Associate at Dykema Gossett PLLC. Mr. Karber received a J.D. from Northwestern University, Pritzker School of Law, and a B.A. in Political Science and Psychology from the University of Michigan .
COMPENSATION COMMITTEE REPORT
Our Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K with management.
Based on such review and discussions, our Compensation Committee recommended to our Board that the “Compensation Discussion and Analysis” be included in this proxy statement.

Submitted by the Compensation Committee of the Company’s Board:
Martin A. Kamarck (Chair) Tanuja M. Dehne W. Reid Sanders

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of the members of our Compensation Committee is, or has been, employed by us. None of our executive officers currently serves as a member of the board of directors or compensation committee of another entity that has one or more executive officers serving on our Board or our Compensation Committee. In 2020, one of our directors, Thomas E. Siering, a partner of our Former Manager during that time, participated in making compensation decisions for our executive officers and employees of our Former Manager and its affiliates who provided services to our Company. Mr. Siering did not stand for reelection at the 2020 annual meeting of stockholders.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Our Compensation Discussion and Analysis describes our compensation program, objectives and policies for our Named Executive Officers for our fiscal year ended December 31, 2020, or fiscal 2020.
Our Named Executive Officers for fiscal 2020 were:
•John (“Jack”) A. Taylor, our President, Chief Executive Officer and Director;
•Stephen Alpart, our Vice President and Chief Investment Officer;
•Peter Morral, our Vice President and Chief Development Officer;
•Steven Plust, our Vice President and Chief Operating Officer; and
•Marcin Urbaszek, our Vice President, Chief Financial Officer and Treasurer.
Overview of Compensation Program and Philosophy
Prior to the Internalization on December 31, 2020, we were managed by our Former Manager pursuant to the Management Agreement and did not have any employees. As a result, prior to the Internalization, none of our Named Executive Officers were employees of the Company and none of our Named Executive Officers received cash compensation from us in 2020, other than the Special Awards (as defined below) paid pursuant to employment agreements entered into by the Company and each of our Named Executive Officers in connection with the Internalization, or the Employment Agreements, as described in more detail in “Executive Compensation - Compensation Discussion and Analysis - New Employment Agreements.”
Prior to the Internalization, our Former Manager provided the day-to-day management of our operations. Under the terms of the Management Agreement, all of our Named Executive Officers were employees of an affiliate of our Former Manager, who made them available to our Former Manager who, in turn, provided them to us. Because the Management Agreement provided that our Former Manager was responsible for managing our affairs, in fiscal 2020, other than the Special Awards, our Named Executive Officers did not receive any cash compensation from us or any of our subsidiaries for serving as our executive officers and we did not reimburse our Former Manager for any cash compensation paid by it to our Chief Executive Officer or Chief Investment Officer. In addition, the Management Agreement did not require our Named Executive Officers to dedicate a specific amount of time to fulfilling our Former Manager’s obligations to us under the Management Agreement, nor did the Management Agreement require that any specified amount or percentage of the base management and incentive fees, if any, we paid to our Former Manager be allocated to our Named Executive Officers. However, we estimate that the aggregate cash compensation paid to our Named Executive Officers by our Former Manager that may reasonably be associated with their management of the Company totaled approximately $4.7 million for fiscal 2020. This aggregate amount represents approximately 16.7% of the $28.1 million in total base management fees and expense reimbursements paid by us to our Former Manager for fiscal 2020.
Of the aggregate cash compensation paid by our Former Manager to our Named Executive Officers in fiscal 2020 that was reasonably associated with their management of the Company, we estimate that approximately 57% represented fixed compensation (e.g., salaries) and 43% represented variable compensation (e.g., performance-based bonuses and profit sharing). We understand that our Former Manager took into account a number of factors in determining the amount of variable compensation it paid to each of our Named Executive Officers; for example, based on the individual’s position, factors may have included the Company’s net equity, financial results and overall performance, total stockholder return, market practices and the recommendations of our Compensation Committee and its independent compensation consultant.
Our Former Manager and its affiliates also determined whether, and to what extent, our Named Executive Officers were provided with employee benefit plans. No pension or retirement benefits, perquisites or other personal benefits were provided to our Named Executive Officers in fiscal 2020.
While we may not have paid our Named Executive Officers any cash compensation in fiscal 2020, other than the Special Awards, we paid our Former Manager the base management fees and reimbursed our Former Manager for certain expenses it incurred in the course of rendering services to us under the Management Agreement, as described in more detail in “Certain Relationships and Related Party Transactions - Transactions With Related Persons - Management Agreement.” For fiscal 2020, we incurred $15.8 million in base management fees and $12.3 million in expense reimbursements to our Former Manager under the Management Agreement, as well as a one-time fee of $44.5 million in connection with the Internalization. We did not pay any incentive fees to our Former Manager in fiscal 2020.

Additionally, in the discretion of our Compensation Committee, as ratified by our Board, we may also grant our Named Executive Officers equity awards pursuant to our 2017 Equity Incentive Plan, or our Equity Incentive Plan, or equity awards, as described in more detail in “Executive Compensation - Compensation Discussion and Analysis - Equity Awards.” We believe that our use of equity awards and the long-term nature of the vesting of those equity awards serve to further align the interests of our Named Executive Officers with those of our stockholders and mitigate the possibility of excessive risk taking.
Prior to the Internalization, our Corporate Governance Guidelines and our committee charters required our Board and certain of its committees to oversee our relationship with, and compensation paid to, our Former Manager, and the base management and incentive fees could not be increased or revised without the approval of our independent directors. See “Certain Relationships and Related Party Transactions - Transactions with Related Persons - Management Agreement” for further discussion of the terms of the Management Agreement, including the base management and incentive fees payable to our Former Manager and our expense reimbursement obligations to our Former Manager thereunder.
Role of Compensation Committee
Prior to the Internalization, we did not have any employees and our Named Executive Officers, each of whom was an employee of an affiliate of our Former Manager, did not receive any cash compensation from us or any of our subsidiaries, other than the Special Awards, for serving as executive officers. While our Compensation Committee consulted with our Former Manager in fiscal 2020 regarding cash compensation it paid to our Named Executive Officers, other than with respect to the Special Awards, our Former Manager was responsible for paying such cash compensation and making all decisions relating thereto based on such factors as it determined were appropriate. Our Compensation Committee reviews and approves the equity awards to be paid or made by us to our Named Executive Officers based on recommendations from our Company’s Chief Executive Officer, other than with respect to himself, and its independent compensation consultant. In addition, our Compensation Committee negotiated the Employment Agreements entered into with our Named Executive Officers in fiscal 2020.
Role of Compensation Consultant
In fiscal 2020, our Compensation Committee engaged Semler Brossy Consulting Group LLC, or Semler Brossy, as its independent compensation consultant. Our Compensation Committee considered advice and recommendations received from Semler Brossy regarding compensation matters, including decisions made with respect to executive and director compensation. Semler Brossy did not provide services to our Company, other than the advice provided to our Compensation Committee, and Semler Brossy has advised our Compensation Committee that the payments for fees and direct expense reimbursements it received from us during fiscal 2020 were immaterial as a percentage of their income for the period. Semler Brossy has also advised us that neither it nor, to its knowledge, any member of its consulting team who provides services to our Compensation Committee owns any shares of our common stock. After considering the foregoing, as well as Semler Brossy's conflict of interest policies and procedures and the lack of known business and personal relationships between Semler Brossy, its team members providing services to our Compensation Committee and its members and our Named Executive Officers, our Compensation Committee concluded that the provision of services to it by Semler Brossy did not raise any conflict of interest concerns pursuant to the SEC and NYSE rules.
Role of Executive Officers
Prior to the Internalization, our Compensation Committee was responsible for making all equity award decisions related to our Named Executive Officers and negotiating the terms of the Employment Agreements with our Named Executive Officers. On an annual basis, our Chief Executive Officer has generally reviewed the financial performance of our Company, current market conditions and the performance of each Named Executive Officer and, based on these reviews, provided a recommendation regarding the appropriate equity awards, if any, other than his own, to be presented to our Compensation Committee for approval.
Say-On-Pay Vote
At our 2020 annual meeting of stockholders, we provided our stockholders with the opportunity to vote to approve, on a non-binding advisory basis, our executive compensation. Approximately 98% of the votes cast at our 2020 annual meeting of stockholders approved our executive compensation as described in our proxy statement for the 2020 annual meeting of stockholders. Our Compensation Committee will carefully consider future stockholder votes on this matter, along with other expressions of stockholder views it receives on specific compensation policies and desirable actions.

Equity Compensation
Our Compensation Committee may, from time to time pursuant to our Equity Incentive Plan and the terms of the Employment Agreements, grant equity awards to our Named Executive Officers. These equity awards generally vest over a period of time (e.g., ratably over three years for restricted stock awards and five-year cliff vesting for the Sign-on Awards (as defined below) granted to Named Executive Officers in 2020), with accelerated vesting occurring under certain circumstances, as described in further detail in “Executive Compensation - Compensation Discussion and Analysis - New Employment Agreements” and “Executive Compensation - Potential Payments Upon Termination or Change in Control.” These awards are designed to align the interests of our Named Executive Officers with those of our stockholders by allowing our Named Executive Officers to share in the creation of value for our stockholders through capital appreciation and dividends. We also believe that the vesting restrictions are an important retention and risk management device that encourage our Named Executive Officers to focus on sustaining our Company’s long-term performance and delivering an attractive total return to our stockholders, rather than encouraging decisions that result in short-term benefits to our Company or excessive risk-taking.
On an annual basis, our Compensation Committee has generally reviewed the recommendations from our Chief Executive Officer, other than with respect to himself, and an analysis of market data presented by its independent compensation consultant in determining the appropriate size of the restricted stock awards granted to each Named Executive Officer. These recommendations have generally considered the financial performance of our Company during the prior fiscal year, current market conditions, the performance of each Named Executive Officer and the desire to align the interests of each of our Named Executive Officers with our stockholders. In addition, our Compensation Committee considered, among other factors, a number of key factors in determining the number of restricted stock awards granted to our Named Executive Officers in fiscal 2020, including that, in 2019, we:
•executed our second collateralized loan obligation transaction;
•established a $150 million non-mark-to-market financing facility;
•raised over $200 million of common equity;
•originated 45 new commercial real estate loans for a total of approximately $2.0 billion during the fiscal year, an increase of approximately 25% in volume versus 2018; and
•maintained a 100% performing portfolio with no credit impairments recognized.
There was no specific numerical value given to any individual factor and each factor was considered in light of the other factors noted, along with any additional information available to our Compensation Committee at the time, including market conditions in general.
In addition, our Compensation Committee considered the terms of the Employment Agreements in determining the number of restricted stock units granted to our Named Executive Officers as Sign-on Awards (as defined below) in fiscal 2020.
New Employment Agreements
In connection with the Internalization effective December 31, 2020, we entered into the Employment Agreements with the Named Executive Officers pursuant to which each became employed directly by the Company on the effective date of the Internalization.
Our Compensation Committee consulted with Semler Brossy with respect to the Employment Agreements. The Compensation Committee negotiated the Employment Agreements and our Board determined that the Employment Agreements, including the compensation arrangements contemplated therein, were in the best interests of the Company and approved and authorized the Employment Agreements, including the compensation arrangements contemplated therein.
Under the Employment Agreements, in consideration for performing services in connection with the Company’s transition in the Internalization process, on December 31, 2020, Messrs. Taylor, Alpart, Morral, Plust and Urbaszek received cash in an amount equal to $1,000,000, $450,000, $450,000, $450,000 and $420,000, respectively, or a Special Award. In addition, under the Employment Agreements, on December 31, 2020, Messrs. Taylor, Alpart, Morral, Plust and Urbaszek also received equity awards, or a Sign-on Award, having a total grant date fair market value equal to $1,000,000, $600,000, $600,000, $600,000 and $560,000, respectively, in the form of restricted stock units that vest on the fifth anniversary of the grant date, subject to continued service through such date.
The Employment Agreements provide that Messrs. Taylor, Alpart, Morral, Plust and Urbaszek will receive an annual base salary of $1,000,000, $600,000, $600,000, $600,000 and $560,000, respectively, or a Base Salary. Messrs. Taylor, Alpart,

Morral, Plust and Urbaszek will be eligible to receive an annual cash bonus, or an Annual Cash Bonus, with a target amount of 100%, 75%, 75% , 75% and 75%, respectively, of the Named Executive Officer’s annual base salary, or the Target Bonus, based on goals established by our Board or the Compensation Committee, each subject to a maximum of 200% of the respective Target Bonus, in respect of 2021 and subsequent years.
In addition, under the Employment Agreements, on January 29, 2021, Messrs. Taylor, Alpart, Morral, Plust and Urbaszek received equity awards with a total grant date fair market value equal to $2,250,000, $1,200,000, $1,200,000, $1,200,000 and $670,000, respectively, in the form of restricted stock units, or a 2021 Award, of which 50% will vest ratably over three years following the vesting commencement date of January 1, 2021, subject to continued service through each applicable vesting date, or a Time-Based 2021 Award, and 50%, or the 2021 Target Shares, will vest based on the achievement of performance metrics from January 1, 2021 to December 31, 2023, subject to continued service through December 31, 2023, or a Performance-Based 2021 Award. Each Performance-Based 2021 Award may be earned up to a maximum of 200% of the respective 2021 Target Shares and, to the extent earned, settled by March 15, 2024.
Under the Employment Agreements, beginning in calendar year 2022, Messrs. Taylor, Alpart, Morral, Plust and Urbaszek will receive equity awards in the form of restricted stock units, or an Annual Equity Award, a portion of which will vest ratably over three years following the grant date, subject to continued service through each applicable vesting date, or a Time-Based Annual Equity Award, and a portion of which, or the Annual Target Shares, will vest based on the achievement of performance metrics, subject to continued service through the end of the performance period, or a Performance-Based Annual Equity Award. Each Performance-Based Annual Equity Award may be earned up to a maximum of 200% of the respective Annual Target Shares and, to the extent earned, settled by March 15 of the calendar year following the end of the applicable performance period.
All equity awards granted as restricted stock units under the Employment Agreements will include dividend equivalent rights.
The Named Executive Officers will also be eligible to participate in all employee benefit programs made available to the Company’s employees generally from time to time and to receive certain other perquisites, each as described in their respective Employment Agreement.
Each Employment Agreement also contains covenants relating to the treatment of confidential information and intellectual property matters and restrictions on the ability of each of the Named Executive Officers on the one hand and the Company on the other hand to disparage the other. In addition, the Employment Agreements provide that the Named Executive Officer shall not, without the prior written consent of our Chief Executive Officer (or the Board, in the case of Mr. Taylor), (i) for a period of one year for Mr. Taylor, nine months for Messrs. Alpart and Plust and six months for Messrs. Morral and Urbaszek following the termination of the Named Executive Officer’s employment relationship with the Company for any reason, engage in certain competitive activities and (ii) for a period of one year following the termination of the Named Executive Officer’s employment relationship with the Company for any reason, solicit certain current or former employees or customers of the Company.
The Employment Agreements also provide for payments upon termination or change in control as described in detail in “Executive Compensation - Potential Payments Upon Termination or Change in Control.”

Summary Compensation Table
The following table summarizes the equity and bonus compensation paid to our Named Executive Officers during the fiscal years ending December 31, 2020, 2019 and 2018 for services rendered to us during the fiscal years presented:

Name and Principal Position	Year	Bonus(2)	Stock Awards(3)	All Other Compensation(4)	Total(5)
John (“Jack”) A. Taylor,	2020	$1,000,000	$2,199,995	$78,269	$3,278,264
President and Chief Executive	2019	-	$1,199,981	$216,317	$1,416,298
Officer	2018	-	$999,993	$170,867	$1,170,830
Stephen Alpart,	2020	$450,000	$1,349,992	$44,415	$1,844,407
Vice President and Chief	2019	-	$749,981	$109,363	$859,344
Investment Officer	2018	-	$599,999	$67,680	$667,679
Steven Plust,	2020	$450,000	$1,349,992	$44,415	$1,844,407
Vice President and Chief	2019	-	$749,981	$109,363	$859,344
Operating Officer	2018	-	$599,999	$67,680	$667,679
Peter Morral,	2020	$450,000	$1,449,988	$35,772	$1,935,760
Vice President and Chief
Development Officer (1)
Marcin Urbaszek,	2020	$420,000	$809,990	$15,761	$1,245,751
Vice President, Chief Financial	2019	-	$249,987	$42,193	$292,180
Officer and Treasurer	2018	-	$199,988	$31,488	$231,476

(1)Mr. Morral was not a Named Executive Officer in 2018 or 2019.
(2)The values in this column represent the Special Awards paid in cash in connection with the Named Executive Officer performing services for the transition in the Internalization process pursuant to the Employment Agreements. See “Executive Compensation - Compensation Discussion and Analysis - New Employment Agreements” for further detail about the Employment Agreements.
(3)See also “Grants of Plan-Based Awards.” The values in this column represent the aggregate fair value of awards of restricted shares of our common stock and restricted stock units computed in accordance with FASB ASC Topic 718 and are based on the closing market price of our common stock on the NYSE on the grant date of the applicable award.
(4)The values in this column represent dividends paid on unvested restricted shares of common stock and amounts paid, if any, in respect of the dividend equivalent rights accompanying restricted stock units.
(5)Any cash compensation paid to our Named Executive Officers by our Former Manager is not included in this Summary Compensation Table. See “Compensation Discussion and Analysis - Overview of Compensation Program and Philosophy” for further discussion of cash compensation paid by our Former Manager.

Grants of Plan-Based Awards in 2020
The following table provides information regarding awards of restricted stock and restricted stock units granted to our Named Executive Officers under our Equity Incentive Plan during the fiscal year ended December 31, 2020.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units(1)	Grant Date Fair Value of Stock Awards(2)
John (“Jack”) A. Taylor	1/29/2020	64,970(3)	$1,199,996
	12/31/2020	100,100(4)	$999,999
Stephen Alpart	1/29/2020	40,606(3)	$749,993
	12/31/2020	60,060(4)	$599,999
Steven Plust	1/29/2020	40,606(3)	$749,993
	12/31/2020	60,060(4)	$599,999
Peter Morral	1/29/2020	46,020(3)	$849,989
	12/31/2020	60,060(4)	$599,999
Marcin Urbaszek	1/29/2020	13,535(3)	$249,991
	12/31/2020	56,056(4)	$559,999

(1)See also “Summary Compensation Table.”
(2)The values in this column represent the grant date fair value of the restricted stock and restricted stock unit awards, computed in accordance with FASB ASC Topic 718, using the closing market price of our common stock on the NYSE on the date of such grant.
(3)The shares of restricted stock were granted on January 29, 2020 pursuant to our Equity Incentive Plan and vest in three equal annual installments beginning on the first anniversary of the grant date, so long as the Named Executive Officer complies with the terms and conditions of his restricted stock award agreement.
(4)The restricted stock units were granted on December 31, 2020 pursuant to our Equity Incentive Plan and vest on the fifth anniversary of the grant date, so long as the Named Executive Officer complies with the terms and conditions of his restricted stock unit award agreement.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information concerning unvested restricted stock and restricted stock unit awards for each of the Named Executive Officers as of December 31, 2020.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock that have not vested	Market Value of Shares or Units of Stock that have not vested(1)
John (“Jack”) A. Taylor	12/31/2020	100,100(2)	$999,999
	1/29/2020	64,970(3)	$649,050
	1/28/2019	41,429(3)	$413,876
	1/29/2018	19,235(3)	$192,158
Stephen Alpart	12/31/2020	60,060(2)	$599,999
	1/29/2020	40,606(3)	$405,654
	1/28/2019	25,893(3)	$258,671
	1/29/2018	11,541(3)	$115,295
Steven Plust	12/31/2020	60,060(2)	$599,999
	1/29/2020	40,606(3)	$405,654
	1/28/2019	25,893(3)	$258,671
	1/29/2018	11,541(3)	$115,295
Peter Morral	12/31/2020	60,060(2)	$599,999
	1/29/2020	46,020(3)	$459,740
	1/28/2019	23,304(3)	$232,807
	1/29/2018	5,771(3)	$57,652
Marcin Urbaszek	12/31/2020	56,056(2)	$559,999
	1/29/2020	13,535(3)	$135,215
	1/28/2019	8,631(3)	$86,224
	1/29/2018	3,847(3)	$38,432

(1)The values in this column are based on the $9.99 closing market price of our common stock on the NYSE on December 31, 2020.
(2)The restricted stock units were granted pursuant to our Equity Incentive Plan and vest on the fifth anniversary of the grant date, so long as the Named Executive Officer complies with the terms and conditions of his restricted stock unit award agreement.
(3)The shares of restricted stock were granted pursuant to our Equity Incentive Plan and vest in three equal annual installments beginning on the first anniversary of the grant date, so long as the Named Executive Officer complies with the terms and conditions of his restricted stock award agreement.

Stock Vested in 2020
The following table sets forth information concerning the shares of restricted stock held by our Named Executive Officers that vested during the year ended December 31, 2020.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
John (“Jack”) A. Taylor	65,865	$913,868
Stephen Alpart	31,154	$497,481
Steven Plust	31,154	$497,481
Peter Morral	20,338	$341,485
Marcin Urbaszek	12,662	$181,309

(1)    The values in this column are based on the closing market price of our common stock on the NYSE on such date or, to the extent the NYSE was closed on such date, the closing market price of our common stock on the most recent NYSE trading date prior to the vesting date.
Nonqualified Deferred Compensation
Although certain equity awards awarded to our Named Executive Officers have features that could be deemed subject to Section 409A of the Internal Revenue Code, we do not currently have a nonqualified deferred compensation plan that provides for deferral of compensation on a basis that is not tax-qualified for our Named Executive Officers.
Potential Payments upon Termination or Change in Control
Our Named Executive Officers’ Employment Agreements provide for payment of various compensation and benefits to our Named Executive Officers upon certain types of termination of employment, including the following:
Termination without Cause or Resignation for Good Reason (not related to a Change of Control) – if, at any time other than during the three-month period immediately prior to (or otherwise in connection with or in anticipation of a “Change of Control” (as defined below)) or during the twenty-four (24) month period immediately following a Change of Control, or a Change-in-Control Period, (i) we terminate the employment of a Named Executive Officer involuntarily without “Cause” (as defined below) or because of death or disability or (ii) a Named Executive Officer resigns for “Good Reason” (as defined below), the Named Executive Officer will generally be entitled to the following:
•All accrued and unpaid base salary and benefits;
•Severance payments equal to 2.0 times for Mr. Taylor, 1.5 times for Messrs. Alpart and Plust and 1.0 times for Messrs. Morral and Urbaszek the sum of the Named Executive Officer’s then-applicable base salary and target cash bonus, if any, payable in equal installments over twelve months;
•To the extent not yet paid, if applicable and earned based on actual performance, the Named Executive Officer’s prior year’s cash bonus, payable at the same time the prior year’s cash bonuses are paid to other executive officers;
•A prorated cash bonus equal to the cash bonus that the Named Executive Officer would have received for the fiscal year, if any, based on actual performance prorated for the number of days the Named Executive Officer was employed by us during that fiscal year, payable at the same time cash bonuses are paid to other executive officers for that fiscal year;
•Reimbursement for Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or COBRA, premiums for the Named Executive Officer and such executive officer’s eligible dependents for up to eighteen (18) months;
•Unvested time-based equity awards will continue to vest as if the Named Executive Officer had remained employed by us through the applicable vesting date; and
•Unvested performance-based equity awards will be prorated for the number of days in the applicable performance period and vest at the end of the applicable performance period based on actual performance; provided, however, that if any such termination occurs before the end of a performance period for the performance awards granted in 2021, those awards will be converted to time-based equity awards in an amount equal to the target number of 2021 performance-based shares and vest in full at the end of the 2021 performance period.

Termination without Cause or Resignation for Good Reason (related to a Change of Control) – if, during a Change-in-Control Period, (i) we terminate the employment of a Named Executive Officer involuntarily without Cause (as defined below) or because of death or disability or (ii) a Named Executive Officer resigns for Good Reason (as defined below), the Named Executive Officer will generally be entitled to the following:
•All accrued and unpaid base salary and benefits;
•Severance payments equal to 2.5 times for Mr. Taylor, 2.0 times for Messrs. Alpart and Plust and 1.5 times for Messrs. Morral and Urbaszek the sum of the Named Executive Officer’s then-applicable base salary and target cash bonus, if any, payable in a lump sum on the Release Deadline (as defined below);
•To the extent not yet paid, if applicable and earned based on actual performance, the Named Executive Officer’s prior year’s cash bonus, payable at the same time the prior year’s cash bonuses are paid to other executive officers;
•A prorated cash bonus equal to the Named Executive Officer’s target cash bonus prorated for the number of days such executive officer was employed by us during that fiscal year, payable within ten (10) days after the Release Deadline;
•Reimbursement for COBRA premiums for the Named Executive Officer and such executive officer’s eligible dependents for up to eighteen (18) months;
•Unvested time-based equity awards will immediately vest upon the Named Executive Officer’s termination of employment; provided, however, in limited circumstances, to the extent necessary to avoid the imposition of certain taxes, such awards will continue to vest as if such executive officer had remained employed by us through the applicable vesting date; and
•Unvested performance-based equity awards will immediately vest at the target amount upon the Named Executive Officer’s termination of employment; provided, however, in limited circumstances, if necessary to avoid certain adverse tax consequences, settlement of the awards will occur at the end of the applicable performance period.
Termination upon Death, Disability or Retirement – if a Named Executive Officer’s employment terminates because of such executive officer’s (i) death, (ii) disability or (iii) retirement, which is defined by the Employment Agreements as the executive officer’s resignation after the age of 65 with five years of service with the Company and/or our Former Manager, such executive officer will generally be entitled to the following:
•All accrued and unpaid base salary and benefits;
•To the extent not yet paid, if applicable and earned based on actual performance, the Named Executive Officer’s prior year’s cash bonus, payable at the same time the prior year’s cash bonuses are paid to other executive officers;
•A prorated cash bonus equal to the Named Executive Officer’s target cash bonus prorated for the number of days such executive officer was employed by us during that fiscal year, payable within ten days after the Release Deadline (as defined below);
•For termination because of disability only, reimbursement for COBRA premiums for the Named Executive Officer and such executive officer’s eligible dependents for up to eighteen (18) months; and
•Unvested equity awards will receive the same treatment that unvested equity awards do for terminations without Cause or resignations for Good Reason (not related to a Change of Control), as described above; provided, however, if the termination is the result of the Named Executive Officer’s retirement during a Change-in-Control Period, unvested equity awards will receive the same treatment that unvested equity awards do for terminations without Cause or resignations for Good Reason (related to a Change of Control), as described above, except that the number of performance-based equity awards vesting will be prorated based on the number of days such executive officer was employed by us during the applicable performance period.
Each Named Executive Officer’s receipt of severance payments and other post-termination benefits is subject to, among other conditions, such executive officer executing a separation agreement and release of claims that is effective no later than sixty (60) days following the termination of such executive officer’s employment, or the Release Deadline, and such executive officer’s continued compliance with the non-competition and non-solicitation provisions contained in such executive officer’s Employment Agreement. For more information regarding the non-competition and non-solicitation provisions in our Named Executive Officers’ Employment Agreements, please see “Executive Compensation - Compensation Discussion and Analysis - New Employment Agreements” above.
As used in our Named Executive Officers’ Employment Agreements:
•“Cause” generally includes a Named Executive Officer’s: (i) gross negligence or willful misconduct in the performance of his duties and responsibilities to the Company; (ii) commission of any act of fraud, theft, embezzlement or any other willful misconduct that injures the Company; (iii) conviction of, or pleading guilty or nolo contendere to, any felony or a lesser crime involving moral turpitude; (iv) willful violation of any material written policy of the Company; (v) alcohol abuse or other substance abuse that materially impairs his ability to perform his obligations; (vi) unauthorized and willful use or disclosure of any proprietary information or trade secrets of the Company or other parties; and (vii) material and willful breach of any restrictive covenants to the Company;
•“Change of Control” has the same definition as is given to such term in our Equity Incentive Plan;
•“Good Reason” with respect to a Named Executive Officer generally includes: (i) a change in such executive officer’s title or reporting relationship or a material reduction in such executive officer’s duties; (ii) a reduction in such executive officer’s base salary or target cash bonus of 10% or more; (iii) a material change in the geographic location of such executive officer’s primary work location; and (iv) a material breach by the Company of a material provision of such executive officer’s Employment Agreement.

The following table sets forth estimates of the potential benefits to our Named Executive Officers in connection with certain termination and change in control events, assuming such events occurred on December 31, 2020. The actual payments due upon the occurrence of such events could materially differ from the estimates provided in the table if such events occur on a different date.

Name and Form of Benefit	Termination without Cause or Resignation for Good Reason (not related to a Change of Control)	Termination without Cause or Resignation for Good Reason (related to a Change of Control)	Death	Disability	Retirement(1)

John (“Jack”) A. Taylor
Severance	$2,000,000	$2,500,000	$0	$0	$0
Cash Bonus(2)	$0	$0	$0	$0	$0
Equity(3)	$2,255,083	$2,255,083	$2,255,083	$2,255,083	$2,255,083
Other Benefits(4)	$57,293	$57,293	$0	$57,293	$0
Totals	$4,312,376	$4,812,376	$2,255,083	$2,312,376	$2,255,083
Stephen Alpart
Severance	$900,000	$1,200,000	$0	$0	$0
Cash Bonus(2)	$0	$0	$0	$0	$0
Equity(3)	$1,379,619	$1,379,619	$1,379,619	$1,379,619	$1,379,619
Other Benefits(4)	$57,293	$57,293	$0	$57,293	$0
Totals	$2,336,912	$2,636,912	$1,379,619	$1,436,912	$1,379,619
Peter Morral
Severance	$600,000	$900,000	$0	$0	$0
Cash Bonus(2)	$0	$0	$0	$0	$0
Equity(3)	$1,350,198	$1,350,198	$1,350,198	$1,350,198	$1,350,198
Other Benefits(4)	$71,274	$71,274	$0	$71,274	$0
Totals	$2,021,472	$2,321,472	$1,350,198	$1,421,472	$1,350,198
Steven Plust
Severance	$900,000	$1,200,000	$0	$0	$0
Cash Bonus(2)	$0	$0	$0	$0	$0
Equity(3)	$1,379,619	$1,379,619	$1,379,619	$1,379,619	$1,379,619
Other Benefits(4)	$57,293	$57,293	$0	$57,293	$0
Totals	$2,336,912	$2,636,912	$1,379,619	$1,436,912	$1,379,619
Marcin Urbaszek
Severance	$560,000	$840,000	$0	$0	$0
Cash Bonus(2)	$0	$0	$0	$0	$0
Equity(3)	$819,869	$819,869	$819,869	$819,869	$819,869
Other Benefits(4)	$57,293	$57,293	$0	$57,293	$0
Totals	$1,437,162	$1,717,162	$819,869	$877,162	$819,869

(1)    As of December 31, 2020, Mr. Taylor was the only Named Executive Officer who was retirement eligible, but we have reflected the amounts that would have been paid upon retirement on December 31, 2020 had all Named Executive Officers been so eligible.
(2)    Cash bonus amounts for 2020 do not reflect any pro-rated bonus entitlements provided under the Employment Agreements because we did not maintain any annual cash bonus program in 2020.
(3)    Comprised of outstanding unvested shares of restricted stock and restricted stock units held by the Named Executive Officer as of December 31, 2020. The values are based on the $9.99 closing market price of our common stock on the NYSE on December 31, 2020.
(4)    Assumes reimbursement of COBRA premiums for eighteen (18) months after the termination of the Named Executive Officer's employment.

Pay Ratio Disclosure
In August 2015, the SEC issued final rules implementing the provision of the Dodd-Frank Wall Street Reform and Consumer Protection Act that require U.S. publicly-traded companies to disclose the ratio of their Chief Executive Officer’s compensation to that of their median employee. Disclosure pursuant to such rules is not included herein because our Company did not have any employees prior to the Internalization on December 31, 2020.

PROPOSAL 2: ADVISORY VOTE RELATING TO EXECUTIVE COMPENSATION
The SEC adopted rules pursuant to Section 951 of the Dodd-Frank Act that require public companies to provide stockholders with periodic advisory (non-binding) votes on executive compensation, also referred to as “say-on-pay” proposals.
At the 2020 annual meeting of stockholders, we provided our stockholders with an opportunity to cast an advisory vote regarding our executive compensation. At that meeting, our stockholders approved the proposal, with approximately 98% of the votes cast voting in favor of the proposal.
Similar to last year, at the Annual Meeting, we are asking you to vote “FOR” the adoption of the following resolution:
“RESOLVED: That the stockholders of the Company approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2021 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis and related narrative discussions in the proxy statement.”
For more information regarding our executive compensation, please see “Executive Compensation” and “Certain Relationships and Related Party Transactions” above.
Because this say-on-pay vote is advisory in nature, it is not binding on us, our Board or our Compensation Committee. Our Board has determined that our Company will hold an advisory vote on executive compensation on an annual basis. We currently expect to conduct the next advisory vote on executive compensation at our next annual meeting of stockholders in 2022.
VOTING RECOMMENDATION
OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADVISORY VOTE RELATING TO EXECUTIVE COMPENSATION.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
We are asking our stockholders to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021. Although ratification is not required by our Bylaws or otherwise, our Board is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. In the event stockholders do not ratify the appointment, the appointment will be reconsidered by our Audit Committee. Even if the selection is ratified, our Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our Company. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.
Audit and Non-Audit Fees
We retained Ernst & Young LLP to audit our consolidated financial statements for the year ended December 31, 2020.
The table below presents the aggregate fees billed to us for professional services performed by Ernst & Young LLP for the years ended December 31, 2020 and 2019:

	Year Ended December 31,
	2020	2019
Audit fees(1)	$1,352,000	$765,000
Audit-related fees	-	-
Tax fees(2)	$165,208	$171,242
All other fees	-	-
Total	$1,517,208	$936,242

(1)
Audit fees pertain to the audit of our annual Consolidated Financial Statements, including review of the interim financial statements contained in our Quarterly Reports on Form 10-Q, comfort letters to underwriters in connection with our registration statements and common stock offerings, attest services, consents to the incorporation of the Ernst & Young LLP audit report in publicly filed documents and assistance with and review of documents filed with the SEC.

(2)	Tax fees pertain to services performed for tax compliance, including REIT compliance, tax planning and tax advice, including preparation of tax returns and claims for refund and tax-payment planning services. Tax planning and advice also includes assistance with tax audits and appeals, and tax advice related to specific transactions.
Audit Services Pre-Approval Policy
The services performed by Ernst & Young LLP in 2020 were pre-approved by our Audit Committee in accordance with the pre-approval policy set forth in our Audit Committee Charter. This policy requires that all engagement fees and the terms and scope of all audit and non-audit services be reviewed and approved by the Audit Committee in advance of their formal initiation.
VOTING RECOMMENDATION
OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021.

AUDIT COMMITTEE REPORT
Our Board has appointed an Audit Committee presently composed of independent directors Stephen G. Kasnet, W. Reid Sanders and Hope B. Woodhouse. Mr. Kasnet serves as Chair of the Audit Committee. Each of the directors on our Audit Committee is an independent director under the SEC rules and NYSE listing standards. Our Board has determined that each of Mr. Kasnet and Ms. Woodhouse satisfies the definition of financial sophistication and is an “audit committee financial expert,” as defined under rules and regulations promulgated by the SEC.
Our Audit Committee’s responsibility is one of oversight with respect to the preparation, review and audit of our financial statements and the qualifications, independence and performance of our internal auditors and independent registered public accounting firm, as set forth in its charter which is available on our website at www.gpmtreit.com. It is not the duty of our Audit Committee to prepare our financial statements or to plan or conduct audits. Our management is responsible for preparing our financial statements and for developing, maintaining and evaluating our internal controls. Our independent registered public accounting firm is responsible for auditing our consolidated financial statements and for expressing an opinion as to whether they fairly present our financial position, results of operations and cash flows in conformity with generally accepted accounting principles. The Audit Committee has the sole authority and responsibility to select, evaluate and, as appropriate, replace our independent registered public accounting firm.
The Audit Committee reviews our financial reporting process on behalf of our Board. In performance of its oversight function, the Audit Committee has met and held discussions with management and our independent registered public accounting firm, Ernst & Young LLP, or EY, with respect to our audited consolidated financial statements for fiscal year 2020 and related matters. Management advised the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and EY. EY presented to and reviewed with the Audit Committee the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, and the SEC. EY also provided to the Audit Committee the written disclosures and letter required by the applicable requirements of the PCAOB regarding EY’s communications with the Audit Committee concerning its independence, and, in connection therewith, the Audit Committee discussed with EY their views as to its independence. The Audit Committee also reviewed, among other things, the audit and non-audit services performed by, and the amount of fees paid for such services to, EY. The Audit Committee meetings regularly include executive sessions with EY without the presence of our management.
In undertaking its oversight function, the Audit Committee relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on EY’s representation included in their report on our financial statements. The Audit Committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance or professional opinion as the sufficiency of the external or internal audits or whether the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.
Based on the review and discussions referred to above, our Audit Committee recommended to our Board that the audited consolidated financial statements for the year ended December 31, 2020, be included in our Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the SEC. Our Audit Committee also has recommended the appointment of EY to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2021.

Submitted by the Audit Committee of the Company’s Board:

Stephen G. Kasnet (Chair) W. Reid Sanders Hope B. Woodhouse

OTHER MATTERS
Meeting Matters
Our Board does not intend to bring other matters before the Annual Meeting except items incident to the conduct of the meeting. However, on all matters properly brought before the meeting by our Board or others, the persons named as proxy holders in the accompanying proxy, or their substitutes, will vote on such matters in their discretion to the extent permitted by law.
Stockholder Proposals and Director Nominations for 2022 Annual Meeting
If a stockholder intends to submit a proposal for inclusion in our proxy statement for our 2022 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act, the stockholder proposal must be received by the Secretary of Granite Point Mortgage Trust Inc., 3 Bryant Park, Suite 2400A, New York, New York 10036, on or before December 17, 2021. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, the proposal will be included in our proxy statement and proxy card relating to such meeting. We suggest such proposals be submitted by certified mail, return receipt requested. Nothing in this paragraph shall be deemed to require us to include any stockholder proposal that does not meet all the requirements for such inclusion established by the SEC in effect at that time.
Stockholders may (outside of Rule 14a-8(e)) nominate candidates for election to our Board or propose business for consideration at our 2022 annual meeting of stockholders under Maryland law and our Bylaws. Our Bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our Board and the proposal of other business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of our Board or (iii) by a stockholder who was a stockholder of record both at the time of giving the notice required by our Bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions set forth in our Bylaws. Under our Bylaws, notice of such a nomination or proposal of other business must generally be provided to the Secretary not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. In addition, any such nomination or proposal must include the information required by our Bylaws. Accordingly, any stockholder who intends to submit such a nomination or such a proposal at our 2022 annual meeting of stockholders must notify us in writing of such proposal by 5:00 p.m., Eastern Time, on December 17, 2021, but in no event earlier than November 17, 2021.
Annual Report
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC, will be sent to any stockholder, without charge, upon written request to Granite Point Mortgage Trust Inc., Attention: Investor Relations, 3 Bryant Park, Suite 2400A, New York, New York 10036. You also may obtain our Annual Report on Form 10-K on the Internet at the SEC’s website, www.sec.gov, or on our website at www.gmptreit.com.

Detach Here

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GRANITE POINT MORTGAGE TRUST INC.
2021 ANNUAL MEETING OF STOCKHOLDERS
RESERVATION REQUEST FORM
If you wish to attend the webcast of Granite Point Mortgage Trust Inc.’s 2021 Annual Meeting of Stockholders (the “Annual Meeting”) at the offices of Skadden, Arps, Slate, Meagher & Flom LLP (located at One Manhattan West, New York, New York 10001), you must complete the following information and return the form to Granite Point Mortgage Trust Inc., Attention: Michael J. Karber, General Counsel and Secretary, 3 Bryant Park, Suite 2400A, New York, New York 10036. Please note that no members of management or our Board will be in attendance at Skadden, Arps, Slate, Meagher & Flom LLP’s offices and you will not have the ability to vote your shares from that location. This form must be received by Granite Point Mortgage Trust Inc. no later than May 31, 2021.

Your name and address:

Number of shares of Granite Point common stock you hold:

Please note that if you hold your shares through a bank, broker or other nominee (i.e., in street name), you may be able to authorize your proxy by telephone or the Internet, as well as by mail. You should follow the instructions you receive from your bank, broker or other nominee to vote these shares. Also, if you hold your shares in street name, you must obtain a proxy executed in your favor from your bank, broker or nominee to be able to vote via the Annual Meeting webcast. If the shares listed above are not registered in your name, identify the name of the registered stockholder below and include evidence that you beneficially own the shares.

Record stockholder:

(name of your bank, broker or other nominee)

THIS IS NOT A PROXY CARD

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GRANITE POINT MORTGAGE TRUST

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time May 31, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/GPMT2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time May 31, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D47192-P53348

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GRANITE POINT MORTGAGE TRUST INC.

The Board of Directors recommends you vote FOR the following proposal:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Devin Chen	☐	☐	☐
1b. Tanuja M. Dehne	☐	☐	☐
1c. Stephen G. Kasnet	☐	☐	☐
1d. W. Reid Sanders	☐	☐	☐
1e. John A. Taylor	☐	☐	☐
1f. Hope B. Woodhouse	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D47193-P53348

GRANITE POINT MORTGAGE TRUST INC.
Annual Meeting of Stockholders
June 1, 2021 10:00 AM Eastern Time
This proxy is solicited by the Board of Directors

The undersigned hereby authorizes and appoints John A. Taylor and Michael J. Karber, and each of them, as proxy holders, with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders to be held virtually on Tuesday, June 1, 2021, at 10:00 a.m. Eastern Time, and at any postponements or adjournments thereof, and to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and to otherwise represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting.

When properly executed, this proxy will be voted on the proposals set forth herein as directed by the stockholder, but if no direction is made in the space provided, this proxy will be voted FOR the election of all nominees for director, FOR the advisory vote on executive compensation, FOR ratification of the independent auditor appointment, and according to the discretion of the proxy holders on any other matters that may properly come before the meeting or any postponement or adjournment thereof. This proxy is revocable.

The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice and Proxy Statement relating to the Annual Meeting of Stockholders.

Continued and to be signed on reverse side.